UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EXTERRAN CORPORATION
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EXTERRAN®

A LEADING SYSTEMS AND PROCESS COMPANY

2019 Proxy Statement and Notice of Annual Meeting

THURSDAY, APRIL 25, 2019

OUR CORE VALUES

Our core values guide our actions as individuals and as a company. The foundation of our values is our commitment to people and safety. Together they shape our culture, results and reputation.

Dear Fellow Shareholders:
As the world’s population grows - and demand for energy grows with it - we are fortunate at Exterran to provide systems and processes for the oil, gas, water, and power generation sectors that are required to meet these demands, manage environmental and safety risks, and improve efficiencies.
In 2018, we were able to secure strong orders, and improve revenue, profitability, and cash flow from operations. We used this period to develop new product lines, increase our services presence in the US, and commercialize Exterran Water Solutions. We expect our global footprint, together with our focus on people and outstanding execution, will position us well as we move forward.
We are also continuing to further strengthen our governance foundation. We have annual director elections, one-share one-vote, majority voting, a diverse and an experienced board, pay-for-performance compensation and strict stockholding requirements. We received over 97% support for our 2018 pay referendum, “say on pay.” In 2018, we also adopted a clawback policy and conducted an independent evaluation of our Board.
We are focused on reducing our environmental impact, supporting the communities in which we operate, and being a good employer to our over 4,300 employees. We channel our global community and charitable activities through our Exterran Cares™ program. We continue to emphasize development of our talent, through our global learning management system and leadership development initiatives. We prioritize global safety standards through our ISO certified global One Exterran Management System and our Goal Zero™ training initiatives. The nature of our business also enables us to assist our customers in becoming more sustainable. Our Board, either directly or through its committees, oversees our environmental and social risks and opportunities.
We reached out to many of you during the year, engaging with several of our largest shareholders representing over 50% of our outstanding shares. We value your feedback and continue to learn from our investors. You will find in this proxy information on how to contact us throughout the year as well as information about what is proposed for a vote, how to vote and how to join us at our annual meeting.
On behalf of the entire Board of Directors and our employees, thank you for your continued support and investment in Exterran Corporation.
Sincerely,

Mark R. Sotir Executive Chair of the Board March 13, 2019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Place:

Thursday, April 25, 2019, jointly at 9:00 a.m. Central Daylight Time at Baker McKenzie LLP, Bank of America Center, 700 Louisiana Street, Suite 3000, Houston, Texas, USA and at 11:00 a.m. Argentina Standard Time at Baker McKenzie, LLP, Cecilia Grierson 255, 6th Floor, Buenos Aires, Argentina. We are holding a live annual meeting simultaneously in two locations by tele-video conferencing in order to allow our international shareholders to attend in person. The meeting is being held for the following purposes:

Items of Business:

•	to elect eight directors to serve for a term expiring at the next annual meeting of shareholders;

•	to conduct an advisory vote to approve the compensation of Exterran Corporation’s named executive officers;

•	to ratify the appointment of PricewaterhouseCoopers LLP as Exterran Corporation’s independent registered public accounting firm for fiscal year 2019; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:

The record date for the determination of shareholders entitled to vote at our 2019 Annual Meeting of Shareholders or any adjournments or postponements thereof is the close of business on February 28, 2019.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to submit your vote by the Internet, telephone or mail.

By Order of the Board of Directors,

Valerie L. Banner
Senior Vice President, General Counsel and Corporate Secretary
Exterran Corporation
Houston, Texas
March 13, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 25, 2019
We are making our Proxy Statement and Annual Report available to our shareholders electronically via the Internet. We will mail most of our shareholders a Notice on or about March 15, 2019, containing instructions on how to access this Proxy Statement and our Annual Report over the Internet and Vote by Internet or telephone. All shareholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. Shareholders may access the proxy materials at www.exterran.com or www.proxyvote.com or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

PROXY SUMMARY

The following is a summary of certain key information in our Proxy Statement. For complete information, please review this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018. In this Proxy Statement, we refer to Exterran Corporation as “Exterran,” the “Company,” “we” or “us.”

2019 Annual Meeting Information

Date:	Thursday, April 25, 2019
Time:	Jointly by tele-video conferencing at 9:00 a.m. Central Daylight Time and 11:00 a.m. Argentina Standard Time, respectively
Place:	Baker McKenzie LLP, Bank of America Center, 700 Louisiana Street, Suite 3000, Houston, Texas, USA and Baker McKenzie LLP, Cecilia Grierson 255, 6th Floor, Buenos Aires, Argentina
Record Date:	February 28, 2019

For additional information about the 2019 Annual Meeting of Shareholders see Frequently Asked Questions about the Meeting and Voting beginning on page 63.

Voting Matters and Board Recommendations

Proposals		Board Recommendation	Page
Proposal 1	Election of Eight Directors	FOR each Director Nominee	6
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	56
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	57

You may vote in the following ways:

Using the Internet at http://www.proxyvote.com	Calling 1-800-690-6903 if in the United States and Canada	Mailing your signed and dated proxy card or voting instruction form	Attending the Annual Meeting

For telephone and Internet voting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. Eastern Daylight Time on April 24, 2019 for all shares.

1 2019 PROXY STATEMENT

Proxy Summary

Our Business

Exterran is a global systems and process company offering critical midstream infrastructure solutions in the oil, gas, water and power markets to customers throughout the world. Formed in late 2015 through a spin-off from Archrock, Inc., our responsibility to our employees, environment, customers and communities, together with the creation of shareholder value, drive our strategy and business objectives. We strive to achieve these goals by delivering strong financial results through commercial and operational excellence, incorporating our sustainability efforts and leveraging our global resources and technical capabilities across our three global methods of going to market: Contract Operations, Product Sales and Aftermarket Services.

Our Director Nominees

The Exterran Board of Directors (the “Board”) is currently comprised of seven members and includes a diverse group of leaders in their respective fields. The Board, acting on the recommendation of our Nominating and Governance Committee, has determined to increase the size of the Board to eight members effective as of the 2019 Annual Meeting of Shareholders and has nominated the eight individuals identified below for election as directors. Each of the nominees is currently a director, other than Mr. Soliman. We believe their varied backgrounds, skills and experiences contribute to a balanced and diverse Board that is able to provide effective oversight of our Company and our senior executive team. Our director nominees’ skills and expertise include:

•	energy industry experience

•	enterprise risk / environmental management

•	executive leadership / human capital management

•	financial expertise or literacy

•	geographic experience

The following chart sets forth information with respect to our eight nominees standing for election.

Name	Age	Independent	Director Since	Primary Occupation	Committee Memberships
William M. Goodyear (Lead Independent Director)	70	Yes	2015	Retired Executive Chairman, Navigant Consulting Inc. Vice Chairman, Rush University Medical Center	Audit (Chair) Compensation
James C. Gouin	59	Yes	2015	President, Chief Executive Officer and Director of Tower International, Inc.	Audit Compensation
John P. Ryan	67	Yes	2015	Retired President and Chief Executive Officer, Dresser, Inc.	Audit Compensation (Chair) Nominating and Corporate Governance
Christopher T. Seaver	70	Yes	2015	Retired Chairman and Chief Executive Officer, Hydril Company	Audit Nominating and Corporate Governance (Chair)
Hatem Soliman	60	Yes	—	Retired Executive President, Schlumberger Middle East and Asia	—
Mark R. Sotir Executive Chair	55	No	2015	Executive Chair and Director; Co-President, Equity Group Investments	—
Andrew J. Way	47	No	2015	President, Chief Executive Officer and Director	—
Ieda Gomes Yell	62	Yes	2015	Retired Managing Director, Energix Strategy Ltd.	Compensation Nominating and Corporate Governance

EXTERRAN CORPORATION 2

Proxy Summary

Corporate Governance Highlights

The Board is committed to sound and effective corporate governance practices and continually reviews best practices and views of our shareholders on various issues. Following is a summary of our key governance policies and practices, including changes we implemented after considering input received in 2018 from our shareholders and other stakeholders:

Changes Since 2018 Annual Meeting	●	We increased disclosure regarding Board committee oversight responsibilities, our Board composition, and our Board evaluation and nominating process
	●	We enhanced our annual Board and committee evaluation process, including conducting a third-party independent evaluation in 2018
	●	We adopted a clawback policy
	●	We enhanced disclosure regarding how we develop our executive compensation program
	●	We engaged with shareholders owning more than 50% of our outstanding shares

Corporate Governance Best Practices		We provide for:
	●	Annual election of directors
	●	Majority voting for directors
	●	Resignation policy for directors who do not receive majority vote
	●	Lead Independent Director
	●	Regular executive sessions of independent directors
	●	Mandatory director retirement policy
	●	Robust director and executive stock ownership guidelines
	●	Robust Code of Conduct
	●	Active involvement in succession planning
	●	No poison pill
	●	No political contributions
	●	No hedging or pledging of Company stock by executive officers and directors

Lead Independent Director Responsibilities	●	Presides at executive sessions of independent directors, and at all Board meetings when the Executive Chair is not present, including executive sessions of the Board
●
Calls executive sessions of independent directors, relaying feedback from these sessions to the Executive Chair and Chief Executive Officer (“CEO”), and implementing decisions made by independent directors

	●	Approves Board meeting agendas and schedules to ensure sufficient time for discussion of agenda items
	●	Serves as liaison between the Executive Chair and independent directors
	●	Meets regularly with the Company’s finance, compliance and internal audit management and independent advisors
	●	Advises on scope and timeliness of information to be provided by management to the Board
	●	Interviews, along with our Chair of Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and the Board

Corporate Social and Environmental Responsibility

Our approach to corporate social responsibility and sustainability revolves around maintaining an excellent safety performance, limiting our environmental footprint, leveraging innovation to provide environmentally efficient solutions to our customers and supporting our employees and communities. By supporting our people, environment, customers and communities, we can make a positive impact while aligning with our business strategy and creating value for our Company and its stakeholders. As a midstream energy process and systems company we do not have direct exposure to many of the risks that other parts of the energy sector manage.  For example, we do not lease acreage, explore or produce oil or gas, engage in fracturing or own pipelines.  We are fortunate, however, to provide services and processes that help customers operate more efficiently, more safely and with less environmental impact.

3 2019 PROXY STATEMENT

Proxy Summary

Through Exterran Cares™, in 2018 our Company and our employees contributed to numerous charitable and community initiatives, and our employees volunteered in numerous community service projects and activities across our global operating regions. We also work to enable our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, professional development opportunities, safe working conditions and fair hiring and labor standards. Our global Learning Management System, implemented in 2018, assists our employees in developing leadership and technical skills.

We are also committed to the health and safety of our employees, contractors, customers, visitors and community residents. Our ISO certified global One Exterran Management System provides a global set of safety standards that operationalized our core values. We continue to enhance our process safety programs, such as near-miss reporting and risk assessment, through our Goal Zero™ initiative. We are continually focused on opportunities to reduce our environmental impact in the areas in which we operate and on providing innovative environmentally efficient solutions to our customers. Our global Environmental Management System, approved by our senior management and also ISO certified, drives Company-wide goals and objectives to continually improve performance, reduce our environmental footprint, and increase environmental awareness and sustainability of our materials, operations and products. In addition, we are working to develop new and enhanced products which will allow our customers to reduce air emissions, treat and recycle water and decrease power use, further minimizing our customers’ global environmental impact.

Shareholder Engagement and Investor Outreach

Exterran is committed to engaging in constructive and meaningful conversations with our shareholders and to building long-term relationships. The Board values the input and insights of our shareholders, and regularly monitors investor sentiment, shareholder voting results, and trends in governance, executive compensation, regulatory, environmental, social and other matters to identify potential topics to discuss with our shareholders. In 2018, we actively reached out to and held in-person or telephonic meetings with several of our largest shareholders, together representing more than 50% of our outstanding shares of common stock. We discussed various governance topics and gained valuable feedback during these meetings which was provided to the Board and the relevant committees.

2018 Business Highlights

The Company had strong performance in 2018, both in terms of the financial results and in building the type of company we aspire to be for the benefit of all of our stakeholders. While a significant measure of our success is our financial results, we equally strive for sustainable commercial and operational excellence leveraging our global resources and technical capabilities, knowing that these foundational elements will ensure strong financial results.

We reported strong results with 2018 exceeding our 2017 performance, and we took significant steps to ensure financial strength and a sound capital structure that prepares Exterran for global growth in new and existing markets. Our 2018 financial highlights include:

__________________

(1)	EBITDA, As Adjusted, EBITDA Percentage Rate, and Operating Cash Flow are non-GAAP financial measures which are defined and discussed further in Appendix A to this Proxy Statement.

(2)	As defined in our credit agreement.

EXTERRAN CORPORATION 4

Proxy Summary

Executive Compensation Highlights

Below are highlights of our executive compensation programs. For additional information on our executive compensation programs, policies and 2018 executive compensation, please review our “Compensation Discussion and Analysis” and related tables beginning on page 25.
Compensation Program Evolution and Enhancements. Since our inception in November 2015, we have taken significant actions to align our compensation programs with shareholders’ interests by focusing our leaders on the key areas that both drive the business forward and align to the short-term and long-term interests of our shareholders.
Our Key 2018 enhancements include:

•
For short-term incentive compensation, we increased focus on key financial measures and added an individual performance element to incorporate individual performance goals for each Named Executive Officer (“NEO”).

•	For long-term incentive compensation, we increased our performance period to two years for our performance units.

•	We adjusted our peer group to reflect our shift in strategic positioning.

•	We increased our CEO stock ownership guidelines to six times base salary.

•	We adopted a clawback policy.

•	We increased the performance-based portion of our CEO’s equity grant to 60%.

•	We approved performance-based long-term incentive metrics to include both operating and strategic measures.

Performance-Based Compensation Mix. The Committee believes a compensation program weighted towards variable, at-risk compensation ensures executive officers’ goals are appropriately aligned with the Company’s business objectives and strategic priorities, and the creation of long-term shareholder value. Target 2018 total compensation for our CEO and other NEOs is heavily weighted towards variable compensation.

2018 CEO Compensation Mix(1)(2)	2018 Other NEOs Compensation Mix(1)(2)

__________________

(1)	Includes:

(i)	2018 base salaries, as discussed on page 35;

(ii)	Target annual incentive cash award amounts under the Company’s 2018 Short-Term Incentive Plan, as discussed on page 35; and

(iii)	Target grant date fair value of 2018 time-based restricted stock and performance-based restricted stock units, as discussed on page 39.

(2)
The amounts actually realized by our NEOs with respect to the annual cash-based incentive awards and long-term equity-based incentive awards granted in 2018 depend, as applicable, on the level of attainment of the Company’s performance goals, individual performance and the value of our common stock when the shares vest. As a result, the actual amounts realizable at a given point in time often differ from the total target direct compensation and from the amounts reported in the “2018 Summary Compensation Table.”

5 2019 PROXY STATEMENT

BOARD OF DIRECTORS

PROPOSAL 1 - Election of Eight Directors

Our Board of Directors has nominated for election as Directors at the Annual Meeting of Shareholders the nominees named below. Our Board of Directors is currently comprised of seven members. The Board, acting on the recommendation of our Nominating and Corporate Governance Committee, has determined to increase the size of the Board to eight members effective as of the 2019 Annual Meeting of Shareholders, and has nominated the eight individuals named below for election as directors. Each of the nominees is currently a director other than Mr. Soliman. Following an extensive search process by a third party search firm, our CEO, Executive Chair and Lead Independent Director recommended Mr. Soliman to our Nominating and Corporate Governance Committee. After considering the many skills and attributes he would bring to our Board, including his professional background, extensive experience in the Middle East and Latin America, and his diverse perspectives, our Nominating and Corporate Governance Committee recommended that Mr. Soliman be nominated for election to our Board.

Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected. If for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies on the enclosed proxy card, in the absence of contrary instructions by shareholders, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board.

Your Board unanimously recommends that shareholders vote “FOR” the election of each of the nominees to the Board as set forth in this proposal.

A majority of the votes cast at the Annual Meeting is required to elect each director nominee. Our Bylaws and Corporate Governance Principles require that any nominee who receives a greater number of “against” votes than “for” votes must submit his or her resignation for consideration by our Board. Abstentions and broker non-votes are not considered to be cast, so they will not have any effect on the election of directors.

Director Nominee Qualifications

Each director nominee brings a strong and unique background and set of qualifications and skills to our Board, giving the Board as a whole, a diverse group of leaders with competence and experience in a wide variety of areas. All of our directors are expected to understand the interests and needs of our customers and communities, and provide effective oversight of our social responsibilities to all our stakeholders, and therefore this competency is not included in the director skills matrix below.

	Energy Industry Experience	Enterprise Risk/Environmental Management	Executive Leadership/Human Capital Management	Financial Expertise or Literacy	Geographic Experience
William M. Goodyear		✓	✓	✓	✓
James C. Gouin		✓	✓	✓	✓
John P. Ryan	✓	✓		✓
Christopher T. Seaver	✓	✓	✓	✓	✓
Hatem Soliman	✓	✓	✓	✓	✓
Mark R. Sotir	✓	✓	✓	✓	✓
Andrew J. Way	✓	✓	✓	✓	✓
Ieda Gomes Yell	✓	✓	✓	✓	✓

The ✓ indicates that the item is a specific recent qualification, skill or experience that the director nominee brings to the Board. The lack of a ✓ for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill or experience. We look to each nominee to be knowledgeable in these areas.

EXTERRAN CORPORATION 6

Board of Directors

Key director qualifications, skills and attributes
Energy Industry Experience
Recent experience as a senior management executive or non-employee director in the energy or related products and services sectors. Qualifications will include an understanding of production, gathering, processing and treating, compression and production products and services in the oil, gas, water and power markets, as well as the provision of related equipment and services.

6 of 8
Enterprise Risk / Environmental Management
Recent experience overseeing enterprise-wide risk and managing ethics, legal and compliance risks as a public company executive or non-employee director. Qualifications will include an understanding of the risks facing the company in areas of relevance, such as legal and regulatory compliance, environmental management, project management, politics, currency, health and safety and technology.

8 of 8
Executive Leadership / Human Capital Management
Recent experience serving as a non-employee director in a leadership role or a senior management executive in roles such as a CEO, Chief Operating Officer (“COO”) or large segment President of a publicly-listed company. Qualifications will includes strong business acumen and judgment, strategic planning, predicting and responding to market or economic volatility, complex problem solving, and human capital management, development and succession planning.

7 of 8
Financial Expertise or Literacy
Financial Expert - Recent experience serving as a: 1) senior financial executive in roles such as a Chief Financial Officer (“CFO”), Chief Accounting Officer (“CAO”), Treasurer or head of finance of a publicly-listed company; 2) senior partner with leadership responsibility at a major public accounting or investment banking firm; or 3) as a member of the audit committee for a publicly-listed company. Qualifications will include satisfaction of the Securities and Exchange Commission (“SEC”) definition qualifications for an audit committee financial expert.

Financial Literacy - Directors must demonstrate financial literacy, business acumen and judgment, strategic planning, and an understanding of capital markets, capital allocation, mergers and acquisitions and investor relations.

8 of 8
Geographic Experience
Recent experience as a senior management executive or a non-employee director in geographic markets of relevance to the Company based upon current and planned future revenue generation capabilities. Qualifications will include international market acumen, relationships, cultural awareness, currency and geopolitical risk understanding, and capital investment decisions in the regions.

7 of 8
Gender, National or Ethnic Diversity
Representation of geographic, gender, ethnic, or other perspectives that expand the board’s understanding of the needs and viewpoints of our global customers, employees, governments and other stakeholders.

5 of 8

7 2019 PROXY STATEMENT

Board of Directors

Our 2019 Director Nominees

The following pages contain information regarding each of the nominees for director including professional highlights and qualifications.

WILLIAM M. GOODYEAR	Exterran Board Committees
Age: 70 Nationality: United States Director Since October 2015 Lead Independent Director	• Audit (Chair) • Compensation
Current Public Company Directorships • Enova International, Inc.
Professional Highlights	Skills and Qualifications
Rush University Medical Center
Vice Chairman
Navigant Consulting, Inc., a specialized global consulting firm
Executive Chairman of the Board, 2000 - 2014
Chief Executive Officer, 2000 - 2012
Bank of America
Chairman and Chief Executive Officer, Bank of America Illinois
President, Bank of America’s Global Private Bank, 1994 - 1999
Continental Bank (subsequently Bank of America)
Vice Chairman, Board of Directors, 1990 - 1994
Management, European and Asian Operations, 1985 - 1990
Various management positions, 1972 - 1985
• Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
Education B.B.A., The University of Notre Dame M.B.A, Amos Tuck School of Business at Dartmouth College
Other Positions Board of Trustees, The University of Notre Dame Board of Trustees, The Museum of Science and Industry-Chicago Director, Ardent Health Services, an acute care hospital system

JAMES C. GOUIN	Exterran Board Committees
Age: 59 Nationality: Canada Director Since November 2015 Independent	• Audit • Compensation
Current Public Company Directorships • Tower International, Inc.
Professional Highlights	Skills and Qualifications
Tower International, Inc., a global manufacturer of engineered automotive products
Chief Executive Officer and Director, 2017 - present
President, 2016 - present
Executive Vice President and Chief Financial Officer, 2007 - 2016
FTI Consulting, Inc., a business advisory firm
Senior Managing Director, Corporate Financial Practice Group, 2007
Ford Motor Company
Vice President, Finance, Strategy and Business Development
International Operations, 2006 - 2007
Vice President, Finance and Global Corporate Controller, 2003 - 2006
• Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
Education B.B.A., The Detroit Institute of Technology M.B.A., The University of Detroit Mercy

Other Positions
Chairman of the Board, Vista Maria, a non-profit corporation
Board of Trustees, University of Detroit Mercy 2005 - 2017
Board of Directors, Azur Dynamics Corp., 2009 - 2012
(Azur Dynamics filed for bankruptcy protection in April 2012)

EXTERRAN CORPORATION 8

Board of Directors

JOHN P. RYAN	Exterran Board Committees
Age: 67 Nationality: United States Director Since October 2015 Independent	• Audit • Compensation (Chair)
• Nominating and Corporate Governance
Professional Highlights	Skills and Qualifications
Dresser, Inc., a global provider of flow control products, measurement systems and other infrastructure technologies
President and Chief Executive Officer, 2007 - 2011
President and Chief Operating Officer, 2004 - 2007
• Energy Industry Experience • Enterprise Risk Management • Financial Expertise or Literacy
Wayne Division, Dresser Inc. President, 1996 - 2004 Vice President, 1991 - 1996	Education B.A., Villanova University

Other Positions
Ex-Officio Director, The Village of Hope
Director, Hudson Products, Inc., a provider of heat transfer equipment,
2008 - 2017
Director, FlexEnergy, LLC, a provider of oil field turbine generators and environmental solutions, 2012 - 2013
Director, Wayne Fueling Systems, Inc., a global supplier of fuel dispensers, payment terminals and other measurement and control solutions, 2014 - 2016

CHRISTOPHER T. SEAVER	Exterran Board Committees • Audit • Nominating and Corporate Governance (Chair)
Age: 70 Nationality: Canada and United States Director Since October 2015
Current Public Company Directorships • Oil States International, Inc. • McCoy Global, Inc.
Professional Highlights	Skills and Qualifications
Hydril Company, an oil and gas service company
Chairman of the Board, 2006 - 2007
Chief Executive Officer and Director, 1997-2007
President, 1993 - 2007
Various domestic and international management positions, 1985 - 1993
Paul, Hastings, Janofsky & Walker LLP, an international law firm
Corporate and securities attorney, 1980 - 1985
Foreign Service Officer, U.S. State Department (postings in Kinshasa,
Republic of Congo and Bogotá, Colombia), 1970 - 1974

Other Positions
• Energy Industry Experience • Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
Education A.B. Economics, Yale University M.B.A. and J.D., Stanford University
Board of Trustees, two non-profit corporations
Director and Officer, Petroleum Equipment & Services Association, 1995 - 2007
Director and Chairman, American Petroleum Institute, 2004 - 2007
Director and Chairman, National Ocean Industries Association, 1999 - 2007

9 2019 PROXY STATEMENT

Board of Directors

HATEM SOLIMAN	Exterran Board Committees
Age: 60 Nationality: Egypt and Brazil	• None
Current Public Company Directorships • ADES International Holding Ltd.
Professional Highlights	Skills and Qualifications
Schlumberger Ltd.
Senior Advisor to Schlumberger Global CEO, 2017 - 2018
Executive President, Schlumberger Middle East & Asia, UAE, 2016 - 2017
Executive President, Schlumberger Latin America, Brazil, 2010 - 2016
Executive President, Schlumberger Testing Services, France, 2007 - 2010
President and Managing Director for Venezuela, Trinidad & The Caribbean Region, Venezuela, 2004 - 2007
• Energy Industry Experience • Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
President and Managing Director for Colombia, Peru and Ecuador Region,
Colombia, 2003 - 2004
Solutions Manager, Worldwide HQ Oilfield Services, France, 2002 - 2003
VP and Business Manager, North and South America Wireline Operations, Texas, 2000 - 2002
Managing Director, East Africa & East Mediterranean, Egypt, 1998 - 2000
General Manager, Brazil, 1996 - 1998
Product Champion, Schlumberger New Technologies HQ, France, 1993 - 1996
Technical Manager East Mediterranean Division, Cairo, Egypt, 1992 - 1993
Location Manager, Wireline & Testing, Egypt, 1989 - 1992
Wireline Logging Engineer, Argentina and Brazil, 1983 - 1989
Maintenance Engineer, Gulf of Suez, 1981 - 1983
Education B.S. Electrical Engineering, Helwan University, Cairo, Egypt
Other Positions Director, OCYAN-SA (part of the Oderbecht S.A. Group)

MARK R. SOTIR	Exterran Board Committees • None
Age: 55 Nationality: United States Director Since October 2015 Executive Chair

Professional Highlights	Skills and Qualifications
Exterran Corporation
Director and Executive Chair of the Board, 2015 - present
Equity Group Investments, a private investment firm
Co-President, 2015 - present
Managing Director, 2006 - 2015
Sunburst Technology Corporation, a distributor of educational software
Chief Executive Officer, 2003 - 2006
Budget Group, Inc., Rent-A-Car and Ryder Truck Rental, a global vehicle leasing and rental company
President, 1999 - 2003
Director, 2000 - 2003
• Energy Industry Experience • Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
Education B.A. Economics, Amherst College M.B.A., Harvard Business School
Other Positions Director, Ardent Health Services, an acute care hospital system

EXTERRAN CORPORATION 10

Board of Directors

ANDREW J. WAY	Exterran Board Committees • None
Age: 47 Nationality: United Kingdom Director Since October 2015 President, Chief Executive Officer and Director

Professional Highlights	Skills and Qualifications
Exterran Corporation
President, Chief Executive Officer and Director, 2015 - present
GE Oil & Gas, a provider of equipment and services to the energy industry
Vice President and Chief Executive Officer, Drilling and Surface Production, 2012 - 2015
Vice President and Chief Executive Officer, Turbo Machinery Services,
2010 - 2012
• Energy Industry Experience • Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
General Manager, Global Supply Chain, Turbo Machinery Services,
2008 - 2010
General Manager Operations, Turbo Machinery Services, 2007 - 2008
GE Equipment Services, a division of GE Capital
Operations Director and Managing Director, 2001 - 2007
GE Aviation
Various positions, 1996 - 2001
Education A.B. Mechanical Engineering, University of Wales, U.K. Technical Leadership Program, Lucas Industries, Wales, U.K.
Other Positions Advisory Director, Petroleum Equipment & Services Association

IEDA GOMES YELL	Exterran Board Committees • Compensation • Nominating and Corporate Governance
Age: 62 Nationality: Brazil and United Kingdom Director Since October 2015 Independent
Current Public Company Directorships • Bureau Veritas S.A. • Saint-Gobain S.A.
Professional Highlights	Skills and Qualifications
Energix Strategy Ltd., an independent oil and gas consultancy firm
Managing Director, 2011 - 2017
BP Integrated Supply and Trade
Vice President, New Ventures, 2004 - 2011
BP Brazil, a subsidiary of BP plc and Bridas
President, 2000 - 2002
BP Solar, a solar photovoltaic manufacturer and developer
Vice President, Regulatory Affairs and Market Development, 2002 - 2004
• Energy Industry Experience • Enterprise Risk Management • Executive Leadership • Financial Expertise or Literacy • Geographic Experience
Pan American Energy, a joint venture of BP plc and Bridas
Vice President, 1998 - 1999
Companhia de Gás de São Paulo, or Comgás, a natural gas distributor
President and Chief Executive Officer, 1995 - 1998
Other Positions - continued Senior Visiting Research Fellow, Oxford Institute for Energy Studies in the United Kingdom Senior Visiting Research Fellow, Fundação Getúlio Vargas Energia in Brazil
Other Positions
Member, Compliance Committee, Odebrecht S.A., a diversified engineering, construction, chemical and petro-chemical company
Chairman, Corporate Governance Committee, InterEnergy Holdings, a private power production company
Councillor, Brazilian Chamber of Commerce, Great Britain, a non-profit organization
Founding Director, WILL Latam-Women in Leadership in Latin America
Advisory Board Member, Crystol Energy, an independent advisory firm
Advisory Board Member, Comgás
Advisory Board Member, Infrastructure Department of the São Paulo Federation of Industries
Education B.S. Chemical Engineering, The University of Bahia, Brazil MSc. Environmental Engineering, The Polytechnic School of Lausanne, Switzerland MSc. Energy, The University of São Paulo, Brazil

11 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT EXTERRAN

Exterran’s Board of Directors

Our Board is elected by our shareholders to provide oversight and guidance with respect to our overall performance, strategic direction and key business objectives. It approves major initiatives, advises on key financial matters, oversees the Company’s ongoing execution of its strategic plan and material enterprise risks, and monitors progress with respect to these matters. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly and to position the Company to complete more effectively, sustain success and build long-term stockholder value. Our Board and its committees meet throughout the year, and are kept informed by various reports and documents provided to them on a regular basis, including operating and financial reports presented at Board and committee meetings by the CEO and other senior management members.

Our Board Structure

Role of Lead Independent Director. Consistent with industry best practices and in accordance with the Company’s Corporate Governance Principles, the Board has a Lead Independent Director to ensure that the Company maintains a corporate governance structure with appropriate independence and balance. Mr. Goodyear presently serves as Lead Independent Director. The Lead Independent Director is elected by the independent directors, and presides at the executive sessions of the independent directors which are held in conjunction with each regularly scheduled meeting of the Board. In addition, the Lead Independent Director:

•	Presides at all Board meetings when the Executive Chair is not present, including executive sessions of the Board

•	Calls executive sessions of independent directors, relaying feedback from these sessions to the Executive Chair and CEO, and implementing decisions made by independent directors

•	Approves Board meeting agendas and schedules to ensure sufficient time for discussion of agenda items

•	Serves as liaison between the Executive Chair and independent directors

•	Meets regularly with the Company’s finance, compliance and internal audit management and independent advisors

•	Advises on scope and timeliness of information to be provided by management to the Board

•	Interviews, along with our Chair of Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and the Board

Separation of Executive Chair and CEO Roles. The Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Executive Chair, and has therefore divided these roles. The Board believes this structure is appropriate for the Company because of the size and composition of the Board, the scope and complexity of our operations and the responsibilities of the Board and management. Mr. Sotir serves as Executive Chair and presides over the regular sessions of the Board and the executive sessions of the Board, held at every regularly scheduled Board meeting.

Director Independence

Board Members. A Director is considered independent if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Nominating and Corporate Governance Committee assesses director independence each year by considering all direct and indirect business relationships between Exterran and each director (including his or her immediate family), as well as relationships with other for-profit and not-for-profit entities and organizations and related party transactions, to determine whether any such relationship or transaction would prohibit a director from being independent under SEC rules, NYSE listing standards and the Company’s Corporate Governance Principles. Upon the Nominating and Corporate Governance Committee’s recommendation, and review of each Director’s relationships and related party transactions, the Board makes a determination relating to the independence of each member under SEC and NYSE rules and our Corporate Governance Principles.

EXTERRAN CORPORATION 12

Corporate Governance

During the Nominating and Corporate Governance Committee’s most recent review of independence, the Committee was provided information regarding transactions with any related parties as determined through a search of our accounting records as well as the responses to the director and officer questionnaires. These relationships were reviewed by the Nominating and Corporate Governance Committee and approved by the Audit Committee, and none are required to be reported in this Proxy Statement.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board determined that each of the following current directors are independent: Messrs. Goodyear, Gouin, Ryan and Seaver, and Ms. Gomes Yell. Mr. Sotir is not independent because he is the Executive Chair of the Company, and Mr. Way is not independent because he is the President and Chief Executive Officer of the Company. In addition, based on the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that, if elected, Mr. Soliman will be independent.

Heightened Standards for Committee Members. In addition to the general independence requirements of the SEC and NYSE, all members of the Audit, Compensation and Nominating and Corporate Governance Committees must meet the heightened independence standards imposed by the SEC and NYSE applicable to members of such committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees meets these heightened independence standards and each member of the Compensation Committee also qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934. In addition, all of the members of our Audit Committee qualify as “audit committee financial experts” under the federal securities laws, and pursuant to our Audit Committee Charter, none of our Audit Committee members serve on the audit committee of more than two other public companies.

Our Board Committees

The Board has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to assist in the discharge of the Board’s responsibilities. The Board and the committees of the Board are governed by our Code of Conduct, our Corporate Governance Principles and the applicable committee charters, each of which are available to the public on our website at www.exterran.com or in print by submitting a written request to Exterran Corporation, 4444 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary.

Board Committee Responsibilities. The purpose and responsibilities of each committee are summarized in the table below:

Audit Committee	●
Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to financial risk exposures, and effectiveness of the Company’s compliance programs and internal controls, including environmental and cybersecurity risks

●
Reviews and discusses with management the independent auditors and the internal auditors, the integrity of the Company’s accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters covering our financial structure, financial risk management and tax planning management

	●	Appoints the independent auditors, monitors their independence and approves their compensation
	●	Monitors the qualifications and performance of the Company’s internal auditors and independent auditors
	●	Maintains open and direct lines of communication with the Company’s management, internal auditors, independent auditors, and global compliance organization
	●	Monitors our compliance with legal and regulatory requirements, including the Company’s Code of Conduct and Ethics Helpline
	●	Reviews, and coordinates reviews by other Board committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures

13 2019 PROXY STATEMENT

Corporate Governance

Compensation Committee	●
Assists the Board in fulfilling its responsibilities relating to the fair and competitive compensation of our executives and other key employees, and its oversight of enterprise risk management, particularly risks in connection with the Company’s compensation programs and practices

	●	Oversees the Company’s compensation philosophy and executive compensation policies, plans, programs and practices
	●	Reviews the Company’s strategies and supporting processes for management succession planning and executive retention
	●	Approves and recommends to the Board annual performance goals and objectives relevant to the compensation of the CEO and annually evaluates the performance of the CEO in light of those goals
	●	Reviews and determines total compensation for the Company’s CEO and, in consultation with the CEO, the Company’s other senior officers
	●	Reviews people strategies and initiatives, including leadership development and cultural and diversity management
	●	Reviews annually the compensation paid to non-employee directors and makes recommendations to the Board for any adjustments

Nominating and Corporate Governance Committee	●	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the Company’s governance policies and processes and composition of the Board
	●	Monitors compliance with, reviews, develops, and recommends changes to, the Company’s governance framework, including the Company’s Corporate Governance Principles
	●	Develops and recommends to the Board the director selection process and director qualification standards
	●	Oversees orientation and continuing education programs for directors
	●	Evaluates, determines and recommends nominees for election as directors at the annual shareholders’ meetings and to fill any vacancies on the Board
	●	Reviews annually the composition and diversity of the Board and its committees and recommends committee assignments to the Board
	●	Evaluates annually the performance and effectiveness of the Board and committees
	●	Oversees the Company’s stockholder engagement efforts

Board Committee Membership. Members of each committee are recommended by the Nominating and Corporate Governance Committee except for the members of the Nominating and Corporate Governance Committee which are recommended by the Lead Independent Director. Committee members are elected by the Board at its first meeting following the annual meeting of shareholders to serve for one-year terms. All of the current members of our committees are independent. The following reflects the membership of our current committees:

Director	Independent	Audit	Compensation	Nominating and Corporate Governance
William M. Goodyear*	L	C	●
James C. Gouin*	●	●	●
John P. Ryan*	●	●	C	●
Christopher T. Seaver*	●	●		C
Mark R. Sotir
Andrew J. Way
Ieda Gomes Yell	●		●	●
Number of 2018 Meetings	6	5	5	4
_____________

● Member	C Chair	L Lead Independent Director	* Financial Expert

EXTERRAN CORPORATION 14

Corporate Governance

Director Attendance

Board and Committee Meetings. We expect members of the Board to attend all Board meetings. The Board and its committees held the number of meetings listed in the table above during calendar year 2018. All current directors attended, both individually and as a group,100% of the Board meetings and at least 75% of the Board committees on which they served during calendar year 2018.

Annual Shareholders Meeting. While we do not have a formal requirement relating to director attendance at our annual meeting of shareholders, all directors are expected to attend. All of our current Board members attended our 2018 Annual Meeting of Shareholders.

Executive Session of the Independent Directors. The independent directors meet in executive session with the Lead Independent Director presiding (separate from management) at least four times a year. The executive sessions of the independent directors are held in conjunction with each regularly scheduled meeting of the Board, and any other meeting as determined by the Lead Independent Director. The independent directors met in executive session six times in 2018.

Selection of Director Candidates

The selection of qualified directors is fundamental to the Board’s successful oversight of the Company’s strategy and enterprise risks. Therefore, it is critical to select candidates who bring diverse viewpoints and perspectives, and exhibit the range of skills, personal attributes and expertise sufficient to provide sound and prudent guidance with respect to the Company’s strategic needs. Our priorities for recruiting new directors evolve over time based on the Company’s strategic needs and current composition of our Board. Our Nominating and Corporate Governance Committee, charged with reviewing the composition of the Board, considers, among other factors, the criteria shown in the table on page 7, as well as a candidate’s character, diversity, judgment, ethics, integrity and time commitment.

Directors must be committed to enhancing the long-term interests of our shareholders as a whole and should not be biased toward the interests of any particular segment of the stockholder or employee population. Board members should also be prepared to travel, to attend meetings of the Board and its committees, and be ready to dedicate sufficient time to prepare in advance of such meetings to allow them to make an effective contribution to the meetings. Further, Board members should ensure that they are not otherwise committed to other activities which would make a commitment to the Board impractical or inadvisable. Director candidates should also satisfy the independence, qualification and composition requirements of the Board and its committees, as required by applicable law, rules and regulations of the NYSE, the SEC and our Corporate Governance Principles.

The Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. The Committee is assisted in its efforts by a recognized, qualified search firm and a Board search committee appointed by the Board, who assist in identifying and evaluating candidates that satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates.

15 2019 PROXY STATEMENT

Corporate Governance

In 2018, our Board engaged an independent qualified firm to assist our Board in the evaluation of its current skills and needed competencies as our Company grows its global presence. Following this review, and given the Company’s increased presence in its Middle East/Africa region, the Board determined to seek an additional independent Board member with extensive on-the-ground energy industry operational experience in the Middle East/Africa region, as well as strong competencies in strategic oversight, governance and leadership, and diversity of perspective to meet our existing and future business needs. The Nominating and Corporate Governance Committee, together with the Board search committee, considered numerous candidates, which were then further screened through individual interviews with Board members, and to confirm independence, lack of conflicts and similar matters. Following this lengthy process, Board has proposed Mr. Soliman for election to our Board. As the Company’s business needs evolve, the Board will continue to consider the Board’s skill sets and needs, and identify director candidates with desired additional capabilities and diversity.

Shareholders who wish to recommend a candidate to the Nominating and Corporate Governance Committee or submit nominees for election at an annual or special meeting should follow the procedures described on page 62. The Nominating and Corporate Governance Committee will review the qualifications and experience of each recommended director candidate using the same criteria for candidates proposed by our search firm, directors, Board search committee or management.

Diversity Policy for Director Candidates. The Nominating and Corporate Governance Committee places great emphasis on diversity of personal and professional experiences, skills, nationality, gender, ethnicity, race, education and backgrounds, and actively considers diversity in the recruitment and nomination of directors. The Nominating and Corporate Governance Committee believes that judgment and perspectives offered by a diverse board of directors improves the quality of the Board’s decision-making and helps the Board respond more effectively to the needs of the Company’s stakeholders, including its shareholders, employees, customers and suppliers, enhancing the Company’s business performance, and further believes it is not necessary for this policy to be formalized.

Director Retirement Policy and Term Limits

To facilitate proactive Board succession planning and refreshment, our Corporate Governance Principles provide for a mandatory retirement age of 75.

Director Orientation and Continuing Education

Upon joining the Board, as part of our onboarding process, new directors participate in a detailed director orientation program that introduces them to the Company. The Nominating and Corporate Governance Committee oversees our program to on-board new directors, which includes a review of background materials, meetings with management and a tour of one of our manufacturing facilities. This orientation enables new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including our Code of Conduct, compliance programs and corporate governance practices; and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.

Continuing education opportunities are provided to keep directors updated with information about the Company’s industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues affecting our business, directors are invited to visit our operating locations, tour our facilities and interact directly with the personnel responsible for our day-to-day operations, and to attend other key corporate and industry events to enhance their understanding of the Company and its competitors. Directors also participate in the National Association of Corporate Directors (NACD) of which the Company is a member, and are encouraged to attend, at our expense, third-party director education programs sponsored by the NACD and other recognized organizations.

Board Access to Independent Accountants, Senior Management, Employees and External Advisors

Directors have complete access to our independent accounting firm, senior management and other employees, including our compliance and internal audit employees. They also have direct access to external counsel, advisors and experts of their choice with respect to any issues relating to the Board’s discharge of its duties.

EXTERRAN CORPORATION 16

Corporate Governance

Our Board’s Governance Roles

The Board’s Role in Risk Oversight

While our management team is responsible for the day-to-day management of risk, the Board has broad oversight responsibility and an active role, as a whole and through its committees, in overseeing management of the Company’s risks. In this role, the Board receives regular reports from members of senior management on areas of material risk to us, including financial, operational, strategic, environmental, climate, water, health and safety, cybersecurity, and social risks and concerns, in order to satisfy itself that the Company’s risk-management processes are functioning as intended and the Company is promoting a culture of ethical, prudent decision-making. The Board’s involvement in reviewing, approving and monitoring our fundamental financial and business strategies, as contemplated by our Corporate Governance Principles, is also important to the determination of the types and appropriate levels of risk we undertake.

In connection with its ongoing risk oversight, in 2018 the Board received and reviewed an updated Enterprise Risk Management report provided by management, which assessed current risks material to the Company (including cybersecurity risks) and mitigation of those risks. The Board further authorized the Company to retain an independent cybersecurity advisor to provide additional oversight and assist the Company’s mitigation of cybersecurity risks.

The Board has delegated to individual Board committees certain of its risk oversight responsibilities, as shown below. All Board committees are comprised solely of independent directors and generally assist with oversight of risks within their respective areas of responsibility. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

FULL BOARD
Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee oversees management of certain risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
Oversees management of risks related to our financial statements, the financial reporting process and internal controls, and compliance with legal and regulatory requirements, including cybersecurity risks

Oversees management of risks related to our compensation programs and practices applicable to our executives and non-employee directors, succession and compensation planning for the CEO and other members of executive management, and people initiatives and development

Oversees management of risks related to our governance policies and Board and committee composition and processes, Board recruitment, Board and committee evaluations, Board education programs and stockholder engagement program

Each of these committees receives regular reports from management which assists in its oversight of risk in its respective area of responsibility.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board maintains responsibility for certain risks (including environmental, climate, water and certain social risks) and is regularly informed through committee reports about risk delegated to each committee. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

17 2019 PROXY STATEMENT

Corporate Governance

How our Board and Committees Evaluate their Performance

Each year, the Board and each committee conduct an annual self-evaluation to assess performance and effectiveness and consider opportunities for improvement. This process, overseen by the Nominating and Corporate Governance Committee, is reviewed annually and includes completion of a comprehensive questionnaire by each member. In addition, after reviewing best practices and input from our shareholders through the Company’s outreach efforts, the Nominating and Corporate Governance Committee determined to also include one-on-one director discussions as part of the annual Board evaluation process. These discussions are conducted by the Chair of the Nominating and Corporate Governance Committee.

In addition, in 2018 a qualified independent third-party was retained to assist with the Board’s evaluation process. Directors were interviewed by the third-party, gave feedback on individual directors, committees and the Board, and responded to questions designed to elicit information to be used in improving Board effectiveness.

Collective results and comments gained during the evaluation process are synthesized and reviewed (on an anonymous basis) by the Nominating and Corporate Governance Committee (as it relates to the Board and all committees), and with each committee (as it relates to such committee). Following these reviews, results are presented to the full Board for discussion and determination of appropriate action items.

Matters considered as part of the evaluations and interviews include the following:

•	Board effectiveness, including Board and committee structure and composition

•	Board and committee skills, composition, diversity and succession planning

•	Board and committee culture and dynamics, including effectiveness of discussions at meetings

•	Quality and effectiveness of Board and committee agendas, meeting structure and priorities

•	Dynamics between the Board and management, including the quality of presentations and information provided to the Board and its committees

•	Contribution and effectiveness of individual directors and the Board as a whole

Our Commitment to Stockholder Engagement and Investor Outreach

Exterran is committed to engaging in constructive and meaningful conversations with our shareholders and to building long-term relationships. The Board values the input and insights of our shareholders, and regularly monitors investor sentiment, stockholder voting results, and trends in governance, executive compensation, regulatory, environmental, social and other matters to identify potential topics to discuss with our shareholders. One or more members of management engage with our larger shareholders following proxy season to actively solicit input on a range of issues. Following these discussions, our shareholders’ views are reviewed with our Board to evaluate any identified issues or concerns and determine needed enhancements to the Company’s policies, practices and disclosures.

In 2018, we actively reached out to, and held in-person or telephonic meetings with, several of our largest shareholders together representing more than 50% of our outstanding common stock. We discussed various topics and gained valuable feedback during these meetings which was provided to the Board, relevant Board committees and senior management members.

After considering feedback received from investors in 2018, we implemented the following changes:

•
Adopted a Clawback Policy. We adopted a clawback policy allowing the Compensation Committee to require forfeiture and/or return of incentive-based compensation or bonuses by our executives if their fraud or intentional misconduct contributed to a restatement of our consolidated financial statements.

•
Enhanced our governance and social disclosures. We increased disclosure regarding committee oversight responsibilities, Board composition, Board evaluation and our Board search and nomination process. We also enhanced our disclosures around talent and leadership development and our safety processes.

•
Increased our Board and committee evaluation process. We instituted annual one-on-one discussions with each Board member as part of our Board evaluation process, and conducted an independent third-party Board evaluation.

•	Enhanced our executive compensation program disclosure. We added disclosure around our compensation program evolution and the performance criteria considered in determining compensation for our NEOs.

EXTERRAN CORPORATION 18

Corporate Governance

In addition to our governance-related outreach, throughout the year our Vice President of Investor Relations, frequently together with our CEO or CFO, engaged with analysts and institutional investors, through participation in investor conferences, other formal events, and group and one-on-one meetings.

The diagram below represents our ongoing shareholder outreach process.

Winter		Spring
Our Board updates our governance framework, policies, and practices based on stockholder feedback, the Board’s self-assessment, governance trends and best practices, and regulatory developments.	Ü	We publish our annual report and proxy statement to our shareholders and other stakeholders. We meet with our analysts and institutional investors at conferences and in one-on-one meetings.
Ý		Þ
Fall		Summer
We review the input received from our shareholders and analysts. We continue to communicate with shareholders and analysts and follow-up on their input. The Board and its committees conduct their annual self-assessments.
Û
We review the results of the annual shareholders meeting, and we speak with our largest shareholders about significant governance changes, environmental and social updates, and other developments at Exterran. We also solicit input on topics that are important to them. Feedback received is communicated to the Board.

Our 2018 Advisory Say-On-Pay Vote

The Company conducts an annual advisory vote on executive compensation. While this vote is not binding, the Compensation Committee believes that an annual say-on-pay advisory vote offers shareholders the opportunity to express their views regarding the Company’s executive compensation programs and the Committee’s decisions on executive compensation. At our 2018 Annual Meeting of Shareholders, over 97% of the votes cast with respect to our say-on-pay proposal were voted in favor of the Company’s named executive officers’ compensation. Given this high level of support for the Company’s executive compensation programs, the Committee believes that the Company’s shareholders are supportive of our current executive compensation pay practices.

Corporate Governance Documents and Code of Conduct

Our Corporate Governance Principles, Code of Conduct, Certificate of Incorporation, Bylaws and Board committee charters form the framework of our corporate governance. In 2017, the Board approved and adopted our enhanced Code of Conduct which established our standards of ethical conduct. Our Code of Conduct is applicable to our Board, officers, employees and contractors, and a copy is provided to every employee and to our contractors in local languages. Our Code of Conduct reflects our beliefs, including our beliefs in fundamental human rights, freedom of association, protecting the rights of minority groups and women, and fair wages for our employees. All employees and contractors are required to consent in writing to comply with the Code of Conduct. During 2018, we provided training to over 99% of our employees on our Code of Conduct, including our Core Values and ethical standards and requirements. We also train all new employees on the Code of Conduct.
We also enhanced our global Ethics Helpline in 2017. Our Ethics Helpline, proactively communicated to our employees and administered by a third-party, is available in several languages and provides a grievance mechanism for our employees to voice concerns or violations of our Code of Conduct anonymously. The Helpline is monitored daily by our compliance department, and all concerns received are recorded and addressed in accordance with a standard

19 2019 PROXY STATEMENT

Corporate Governance

protocol. Helpline reports are provided to our senior management and the Board on a regular basis. Additionally, we have ongoing training programs for our management and employees on ethics, anti-corruption, anti-bribery, human rights, work-place harassment, and other risks associated with our business and operations. All of our governance documents are available at www.exterran.com and in print to any shareholder who requests a copy from the Company’s Corporate Secretary.

Our Commitment to Social and Environmental Corporate Responsibility

Our approach to corporate social and environmental responsibility and sustainability revolves around maintaining excellent safety performance, limiting our environmental footprint, leveraging innovation to provide environmentally efficient solutions to our customers and supporting our employees and communities. By supporting our people, environment, customers and communities, we can make a positive impact while aligning with our business strategy and creating value for our Company and its stakeholders. On an ongoing basis, we also consider potential environmental, social, and health and safety risks and opportunities that could impact our ability to create value for our stakeholders, and engage in communications with key stakeholders to obtain their input in these important areas.

Social. In 2017, in response to the challenges encountered by many of our employees caused by Hurricane Harvey in Houston, Texas and the Mexico City earthquake, we formed Exterran Cares™ to manage our contributions and volunteer efforts. This initiative has proven to be an outstanding means for our employees to assist our global Exterran family and communities in which we operate. Through Exterran Cares™, in 2018 our Company and our employees assisted our committees and employees affected by natural disasters, contributed to numerous charitable and community initiatives, and volunteered in numerous community service projects and activities across our global operating regions.
We also work to enable our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, professional development opportunities, safe working conditions and fair hiring and labor standards. Our full time employees receive annual performance reviews, designed to provide additional guidance and encourage open feedback. In 2018, we increased our focus on training and leadership development of our employees. Our global Learning Management System, implemented in 2018, assists our employees in developing leadership and technical skills. We also began an extensive leadership development training program for senior managers and executives, conducted by a qualified third party, in order to further enhance the capabilities of our current and future leaders.
Safety. We are committed to the health and safety of our employees, contractors, customers, visitors and community residents. We continuously assess the risks our employees face in their jobs, and we work to mitigate those risks through training, work procedures, emergency preparedness procedures, and other preventative safety and health programs. Our Vice President of HSSE reports directly to our CEO, and his annual goals and performance against these goals are also managed by our CEO. In 2017, as part of an internally driven initiative focused on developing and supporting behaviors that lead to a quality, safety, environmental and security culture, we established a global One Exterran Management System, providing a global set of safety standards that operationalized our core values. This system is certified to ISO 9001: 2015; 14001: 2015; and ISO 45001. Our Goal Zero™ initiative, also implemented in 2017, enhanced our process safety programs, such as near-miss reporting and risk assessments, in order to further reduce health and safety incidents. As part of our ongoing safety initiatives, in addition to our regular ongoing safety training, in 2018 we required our United States manufacturing facilities’ employees to attend a third-party in-depth training course focused primarily on manufacturing safety processes.
We are committed to pursuing a zero-incident safety culture by continuously working toward mitigating risk and eliminating incidents that may bring harm to our employees, contractors, the public and the environment. In order to achieve our corporate and operational safety goals, our health and safety policies apply to all employees and contractors, and we expect that:

•	all employees, contractors and visitors are obligated to stop work they consider to be unsafe

•	all employees and contractors must be committed to safety and compliance

•	all employees and contractors have the responsibility to report potential safety risks, incidents and near misses

•	all employees and contractors must consider the protection of human health and safety and the environment a priority

•	all employees and contractors must comply with all applicable laws, regulations, permits, policies and procedures, including those related to health, safety and the environment

EXTERRAN CORPORATION 20

Corporate Governance

Environment. We are focused on environmental compliance, finding opportunities to reduce our environmental impact where we operate, and providing innovative environmentally efficient solutions to our customers. Our approach includes the consideration of ways to integrate new solutions into our operations and activities to create sustained change. Our global Environmental Management System is certified to ISO 14001:2015, driving our Company-wide goals and objectives to continually improve performance, reduce our environmental footprint and increase the sustainability of our materials, operations and products. As part of our global Environmental Management Plan, we conduct annual compliance audits, and track and taking steps to decrease greenhouse gas and air emissions, and as well as water consumption and waste generation in order to minimize community impact and sustainably manage natural resources and raw materials. In addition, we are working to develop new and enhanced products which will allow our customers to reduce air emissions, treat and recycle water and decrease power use, further minimizing our customers’ global environmental impact.

Communication with our Board

Shareholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to us at the following address: Exterran Corporation, 4444 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary. In addition, any concern or inquiry may be communicated to the Audit Committee or the Board by calling our Ethics Helpline (administered by a third-party) at 1-800-281-5439 (United States) or 1-832-554-4859 (outside of the United States).

Relevant communications are distributed to the Board, or to any individual committee, director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any director upon request.

21 2019 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION

Our Compensation Committee is responsible for recommending non-employee director compensation to the full Board for approval. The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board.

Guiding Principles

We designated non-employee director compensation based on the following principles:

•	Fairly compensate directors for their responsibilities, expertise and time commitments

•	Attract and retain highly qualified directors by offering a compensation package consistent with those at companies of similar size, scope and complexity

•	Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to continue to own our stock

•	Provide director compensation that is simple and transparent to shareholders

Annual Review Process. The Compensation Committee annually reviews non-employee director compensation with the advice of its independent compensation consultant and makes recommendations to the Board for any changes it considers appropriate. In making such recommendations, the Compensation Committee considers the type and amount of compensation paid to non-employee directors by comparable companies and time required for directors to fulfill their duties to the Company, in addition to the principles described above. As Executive Chair of the Board, Mr. Sotir is an officer, but not an employee, of the Company. Mr. Way, who is both a director and our President and Chief Executive Officer, does not receive additional compensation for his service on the Board.

Stock Ownership Guidelines. The Board believes the alignment of directors’ interests with those of our shareholders is strengthened when Board members are also shareholders. This view is reflected in the compensation arrangements for non-employee directors, which provide for the payment of a majority of the compensation of non-employee directors in shares of Exterran common stock. The Board also has adopted guidelines that require each director to own an amount of our common stock equal to at least five times the annual cash retainer amount (which at December 31, 2018 equals $250,000 of our common stock) within three years of his or her election to the Board. Both directly-owned shares and unvested restricted stock count toward satisfaction of this policy. We measure the stock ownership of our directors annually as of October 31. As of December 31, 2018, all of our directors are in compliance with this ownership requirement.

Director Compensation

Annual Cash Retainer and Meeting Fees. In 2018, each of our non-employee directors received an annual retainer equal to $50,000 as well as a payment of $1,500 for each Board and Committee meeting attended. Due to the significant time required by the Executive Chair to fulfill his responsibilities as a result of the Company’s decision to divide the roles of Executive Chair and CEO, our Executive Chair received an additional annual retainer of $200,000. The Lead Independent Director received an additional annual retainer of $25,000. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each received additional annual retainers of $15,000, $15,000 and $10,000, respectively. All retainers were paid in equal quarterly installments.

Equity-Based Compensation. All non-employee directors also receive an annual grant of common stock. In March 2018, the Compensation Committee approved an annual grant of fully-vested common stock to non-employee directors valued at approximately $125,000 on the date of grant in respect of their service in 2018. The number of shares awarded was determined based on the market closing price of our common stock on the applicable grant date.

EXTERRAN CORPORATION 22

Non-Employee Director Compensation

Deferral Plan. We also maintain the Directors’ Amended and Restated Stock and Deferral Plan (the “Directors’ Plan”), pursuant to which directors may elect to receive all or a portion of their retainer and meeting fees in stock and to defer their receipt of such stock, by receiving phantom units that become payable in stock on the deferral date. During 2018, Mr. Ryan and Ms. Gomes Yell elected to receive all or a portion of their retainer and meeting fees in stock and to defer their receipt of such stock pursuant to the Directors’ Plan.

Other Benefits. The Company reimburses non-employee directors for their out-of-pocket expenses in attending Board and committee meetings and director education programs. Our directors do not receive tax gross ups on any benefits they receive.

2018 Director Compensation Table. The following table shows the total compensation earned by each non-employee director for their service during 2018:

Name	Fees Earned or Paid in Cash (1)	Fees Earned or Paid in Stock (1)(3)	Stock Grants(2)(3)	Total
William M. Goodyear	$—	$112,500	$125,000	$237,500
James C. Gouin	$72,500	$—	$125,000	$197,500
John P. Ryan	$—	$93,500	$125,000	$218,500
Christopher T. Seaver	$—	$85,500	$125,000	$210,500
Mark R. Sotir	$161,500	$97,500	$125,000	$384,000
Richard R. Stewart(4)	$14,000	$—	$—	$14,000
Ieda Gomes Yell	$—	$65,000	$125,000	$190,000
__________________

(1)
    Messrs. Goodyear, Ryan and Seaver, and Ms. Gomes Yell received their retainer and meeting fees in the form of our common stock for the period January 1 through December 31, 2018. Mr. Sotir received one-half of his retainer and meeting fees in the form of common stock and one-half in the form of cash for the period of April 1, 2018 through December 31, 2018.

(2)
Annual grant of fully-vested common stock to non-employee directors valued at approximately $125,000 on the date of grant in respect of 2018 service. Messrs. Gouin and Ryan, and Ms. Gomes Yell elected to defer their receipt of the annual grant.

(3)
Represents the grant date fair value of our common stock, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation” (“ASC 718”). The fair value of our common stock is determined by the closing sales price per share of our common stock on the 2nd day following the filing of the Company’s quarterly report on Form 10-Q relating to such quarter or Annual Report on Form 10-K relating to the most recently completed fiscal year, in the case of the fourth quarter of such fiscal year.

(4)	Mr. Stewart did not stand for reelection at the 2018 Annual Meeting. He received retainer and meeting fees for the period of January 1, 2018 through March 30, 2018.

23 2019 PROXY STATEMENT

EXECUTIVE OFFICERS

The following provides information regarding our executive officers as of February 28, 2019.

Andrew J. Way President, Chief Executive Officer and Director
Age: 47
Information concerning the business experience of Mr. Way is provided under “Our 2019 Director Nominees” beginning on page 8 of this Proxy Statement.

Girish K. Saligram Senior Vice President and Chief Operating Officer
Age: 47
Girish K. Saligram has served as Senior Vice President and Chief Operating Officer since August 2018, and as Senior Vice President Global Services from August 2016 to August 2018. Prior to joining Exterran, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe. His most recent role with GE was General Manager, Downstream Products & Services, for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his nine years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations and commercial roles.

David A. Barta Senior Vice President and Chief Financial Officer
Age: 56
David A. Barta has served as Senior Vice President since November 2016 and Chief Financial Officer since December 2016. Prior to joining Exterran, Mr. Barta was Senior Vice President and Chief Financial Officer of Accudyne Industries from 2013 to 2016. Mr. Barta served as Chief Financial Officer of Cooper Industries from 2010 until its sale in 2012 and as Chief Financial Officer of Regal Beloit Corporation from 2004 to 2010. Prior to 2004, Mr. Barta worked nine years at Newell Rubbermaid, Inc. in financial management positions, and held various financial positions with Harman International Industries, North American Van Lines and Beatrice Foods.

Roger George Senior Vice President Global Engineering and Product Lines
Age: 50
Roger George has served as Senior Vice President, Global Engineering and Product Lines since December 2016. Before joining Exterran, Mr. George held a series of leadership roles with GE from 2005 to 2016. His most recent role with GE was Product Line Leader of its 50Hz Utility Gas Turbine business. Prior to that, he served as General Manager and as an executive of GE Distributed Power, running Global Sales and Commercial Operations from 2012 to 2016. Earlier in his career, Mr. George worked for Optimal CAE, Inc. and Ford Motor Company.

EXTERRAN CORPORATION 24

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation objectives, philosophy, practices and programs and explains the factors considered by the Compensation Committee in making executive compensation decisions under those programs during 2018. This CD&A focuses on the compensation of our named executive officers (“NEOs”) who are listed below for 2018.

Name	Title
Andrew J. Way	President, Chief Executive Officer and Director
Girish K. Saligram	Senior Vice President and Chief Operating Officer
David A. Barta	Senior Vice President and Chief Financial Officer
Roger George	Senior Vice President Global Engineering and Product Lines

This CD&A should be read together with the compensation tables and related disclosures under “Executive Compensation Tables” beginning on page 46.

CD&A Table of Contents

25 2019 PROXY STATEMENT

Compensation Discussion and Analysis

CD&A Highlights

Financial and Business Highlights

The Company performed well in 2018, both in terms of the financial results and in building the type of company we aspire to be for the benefit of all of our stakeholders. While a significant measure of our success is our financial results, we equally strive for sustainable commercial and operational excellence leveraging our global resources and technical capabilities, knowing that these foundational elements will ensure strong financial results in the future.

2018 Financial Results. We reported strong results with 2018 exceeding our 2017 performance, and we took significant steps to ensure financial strength and a sound capital structure that prepares Exterran for global growth in new and existing markets. Our 2018 financial highlights include:

________________

(1)	EBITDA, As Adjusted, EBITDA Percentage Rate, and Operating Cash Flow are non-GAAP financial measures which are defined and discussed in Appendix A to this Proxy Statement.

(2)	As defined in our credit agreement.

Commercial Excellence. A core component of our Company strategy has been to grow the Company, and our executives are rewarded for strong commercial and operational success. Our 2018 commercial highlights include:

Product Sales Bookings (in millions)	Product Sales Backlog (in millions)

• 3rd consecutive year of growth • 1.3x book-to-bill ratio and 28% increase YoY	• 3rd consecutive year building backlog • 130% product sales backlog increase from 2016 and 53% increase YoY

EXTERRAN CORPORATION 26

Compensation Discussion and Analysis

Operational Excellence. The business delivered strong operating performance across all regions and segments and continued to build a solid foundation to support new growth opportunities. Our 2018 operational highlights include:

Safety	Revenue & Gross Margin Rate(1)

Working Capital from Continuing Operations (in millions)	SG&A (in millions)

________________

(1)
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). The Company evaluates the performance of its segments based on gross margin for each segment. Gross margin rate is defined as gross margin divided by revenue.

(2)	Not intended to equal 100%. Demonstrates gross margin rate by business segment over time.

27 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Executive Compensation Highlights

Exterran’s executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Pay is directly linked to the achievement of performance goals designed to create sustainable long-term shareholder value with 60% of our CEO’s equity being based on multi-year performance goals. We provide market-competitive programs that enable us to attract and retain highly talented individuals. Our pay-for-performance principles frame an approach where our executive officers receive target payouts when Exterran achieves its financial goals. For this reason, our Compensation Committee (“Committee”) sets financial goals for our incentive plans that are aligned with external guidance communicated to shareholders.

EXTERRAN CORPORATION 28

Compensation Discussion and Analysis

Compensation Governance	Stockholder Feedback

Our executive compensation program includes best practices with a focus on pay-for-performance and a strong link between performance measures and strategic objectives. Annual performance targets require year-over-year improvement with 60% of our CEO’s equity based on multi-year performance goals.

The Board considers feedback from our shareholders on matters including compensation. At our last shareholders meeting, over 97% of votes cast supported our executive compensation program. Although the vast majority of our shareholders approved of our pay program, we remain committed to evolving with best practices and made changes in 2018.

Comparison with Peers	Strong Risk Mitigation Practices

The Committee considers the pay programs and 50th percentile of our peer companies compensation programs when setting total target direct compensation.	The Committee has in place strong risk-mitigating practices including a clawback policy and stockholding requirements.

Compensation Program Evolution. Our compensation programs have continued to focus our leaders on the key areas that drive the business forward and align with the short- and long-term interests of our shareholders. The Committee considers many factors when determining our executive’s compensation plans, including financial results and progress on strategic priorities, market trends and investor feedback. The table below shows how our compensation programs have continued to evolve and further align with shareholders’ interests since our inception in November 2015.

2016	2017	2018
Actions We Took	Actions We Took	Actions We Took
• Suspended executive participation in STI program in light of industry downturn

• Introduced Company-wide performance award measures to increase leadership alignment

• Structured LTI Program for NEOs to include 50% restricted stock and 50% performance award units

• Approved LTI metrics based on the following measures:
○ 90% Operating Cash Flow
○ 10% HSSE

• Provided for time-based restricted stock awards to vest in equal tranches over three years

• Approved performance-based STI metrics on the following measures:
○ 30% EBITDA, As Adjusted
○ 20% Working Capital as a percent of Sales
○ 30% Growth
○ 20% HSSE (qualitative and quantitative)

• Introduced non-compete and non-solicitation terms into all LTI awards for all senior leaders

• Emphasized growth and cash /balance sheet strength in STI and LTI metrics during industry recovery

• Increased performance period to two years for our performance units

• Increased our CEO stock ownership guidelines to six times

• Increased the performance-based portion of the CEO’s equity grant to 60%

• Adopted a clawback policy

• Adjusted our peer group to reflect shift in strategic positioning

• Increased our focus on the alignment between strategic priorities and incentives

29 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Executive Compensation Overview

The following table summarizes the compensation components granted or paid to our NEOs under our 2018 compensation programs. Our program includes a mix of fixed and variable compensation elements to provide alignment with both Company short- and long-term business and strategic goals and the Company’s shareholders. The Committee establishes the performance measures and performance ranges for the variable compensation elements. Individual compensation is based primarily on market-based compensation, Company performance and individual performance.

Type	Component	Objective	Alignment to Strategic Plan
Fixed	Base Salary (cash)	Provides a competitive level of fixed cash income during the fiscal year reflecting job responsibilities, experience and contribution to the Company	Base salaries are reviewed and set annually at competitive market levels that enable us to attract and retain qualified, high-caliber executives to lead and implement our strategy.
At-Risk	Short-term Incentive Awards (“STI”) (cash)	Incentive to motivate and reward executive officers for achieving financial and strategic execution of goals over the short-term
Performance metrics and goals are established annually by the Committee and align with the Company’s strategic plan.

Payout was based on:
EBITDA, As Adjusted - 30%, Operating Cash Flow - 20%, EBITDA Percentage Rate - 40%, and HSSE-Operational Performance -10%.

NEOs may earn an individual payout ranging from 0% to 200% of target based on Company performance against these measures and individual performance.

Long-term Time-based Restricted Stock and Performance Unit Awards (“LTI”) (equity)
Selection of both operational and strategic measures aligns NEO compensation with Company longer-term performance objectives and strategic growth plan, further strengthening the Company for future success

Performance metrics and goals are established annually by the Committee. The Performance Unit Awards and Restricted Stock Mix is 60%/40% for the CEO, and 50%/50% for the other NEOs.

Performance Unit Awards are based on:
50% on 2019 EBITDA, As Adjusted and 50% on strategic objectives, including manufacturing and ECO backlog growth, new product development and continued strengthening of the control environment, and are measured over two years.

NEOS may earn an individual payout ranging from 0% to 200% of target, based on Company performance against these measures and individual performance.

Restricted stock vests ratably over three years.

EXTERRAN CORPORATION 30

Compensation Discussion and Analysis

What We Pay and Why

How We Determine Executive Compensation

Our Committee is responsible for annually establishing and overseeing compensation programs for our NEOs that are consistent with our business strategy and compensation philosophy. In carrying out this role, our Committee considers the factors below:

•	the Company’s business strategy;

•	the Company’s overall results, as well as each executive’s impact on Company performance;

•	each executive’s relative scope of responsibility;

•	each executive’s individual performance, demonstrated leadership and potential;

•	current and past total compensation, including a review of base salary, STI pay and the value of LTI Awards received;

•	peer group data, and information and analysis provided by the Committee’s independent compensation consultant, as further detailed below;

•	attraction and retention of highly talented executives;

•	internal pay equity considerations;

•	stockholder input and value creation; and

•	any other factors that the Committee deems relevant.

Compensation Mix. The Committee believes a compensation program weighted towards variable, at-risk compensation ensures executive officers’ goals are appropriately aligned with the Company’s business objectives and strategic priorities and the creation of long-term shareholder value. Target 2018 total compensation for our CEO and other NEOs is heavily weighted towards variable compensation.

2018 CEO Compensation Mix(1)(2)	2018 Other NEOs Compensation Mix(1)(2)

________________

(1)	Includes:

(i)	2018 base salaries, as discussed on page 35;

(ii)	Target annual incentive cash award amounts under the Company’s 2018 Short-Term Incentive Plan, as discussed on page 35; and

(iii)	Target grant date fair value of 2018 time-based restricted stock and performance-based restricted stock units, as discussed on page 39.

(2)
The amounts actually realized by our NEOs with respect to the annual cash-based incentive awards and long-term equity-based incentive awards granted in 2018 depend, as applicable, on the level of attainment of the Company’s performance goals, individual performance and the value of our common stock when the shares vest. As a result, the actual amounts realizable at a given point in time often differ from the total target direct compensation and from the amounts reported in the “2018 Summary Compensation Table.”

31 2019 PROXY STATEMENT

Compensation Discussion and Analysis

2018 Total Target Compensation Decisions

The Committee considers an executive’s performance when determining each annual cash-based incentive award, annual long-term incentive grant, and any adjustments to base salary. Set forth below is a summary of performance factors affecting target total pay decisions for each Named Executive Officer.

Andrew J. Way President, Chief Executive Officer and Director
Performance for 2018 was strong on an absolute basis, in a year where market and global economic turbulence affected energy-related infrastructure spending and new investment in energy-related stocks.  Under Mr. Way’s leadership, the Company produced solid annual earnings, significantly strengthened the balance sheet, and advanced our Company strategic and operational goals.  The following accomplishments were relevant to the Compensation Committee’s considerations in developing its CEO compensation recommendations for 2018.

2018 Performance Considerations
•	Product Sales orders grew 28% from the prior year. Gross margin dollars increased 10% and net revenue percentages are down slightly reflecting commodities prices, business mix and pricing pressures.
•	EBITDA, As Adjusted increased 19% and the quality of earnings as measured by EBITDA Percentage Rate - or the amount of profit generated from every dollar of revenue - was up 85 basis points.
•
The Company began executing the next phase of its multi-year strategic growth plan.  In addition to continued success in our core services, the Company developed new water technology to support growth in new product lines and strengthen our total solutions offerings.

•
A new regional organization structure was implemented that better reflects the Company focus on building customer and regional relationships, improving our market presence and speed of execution, and leveraging deep technical expertise.

•	Non-core businesses were sold or repurposed to bring additional focus on regional product and service offerings.
•
Additional programs were initiated to reinforce the Company’s core values across our organization, and the Company continued to build capability across our global workforce through additional investments in training and leadership development.

•
The Company’s business foundation, as well as ability to execute, was strengthened with standardized global procedures, enhanced continuous improvement capabilities, and improved identification and qualification of suppliers.

•	Global safety performance, when measured by the number of incident free days and the severity of incidents, continued to improve over the prior year.
•	The Company continued supporting the local communities where our employees live and the Company operates, and increased focus on employee wellbeing and training.
Compensation Committee Decisions
The following diagram includes Mr. Way’s total target compensation. The Committee considered Mr. Way’s contributions, the results of his performance over time and the scope of his role when they approve pay decisions.

•	2018 base salary was increased 10% in April 2018, in keeping with Mr. Way’s performance over time and the market for an executive of his talent and capability
•	Annual short-term incentive target % was unchanged
•	Total target compensation for 2018 was $5,673,750

EXTERRAN CORPORATION 32

Compensation Discussion and Analysis

Girish K. Saligram Senior Vice President and Chief Operating Officer
Groups under his management:
•	Regional Business Units
•	Global Services: Exterran Contract Operations (“ECO”) and Aftermarket Services
•	Product Sales
•	Service Operations
•	Global Projects
2018 Performance Considerations
Mr. Saligram’s compensation was based on overall Company performance, against both financial, operational and strategic objectives, and the performance of the global P&L for all segments. Consideration was also given for his leadership in the execution of global projects and the expansion of contract operations globally.

Mr. Saligram’s leadership of the four regions driving services and products sales resulted in strong results across the global contract operations, aftermarket services and product sales businesses. Results include:

•	EBITDA, As Adjusted, increased 19% year-over-year through productivity initiatives driving gross margin improvements, new contracts, and improved market penetration across all segments.
•	Total backlog for ECO grew, and $350+ million in new contracts were signed during the year.
•	Mr. Saligram’s focus on improvements in execution led to new levels of efficiency in the utilization of operating cash and a high rate of 45% Operating Cash Flow conversion from EBITDA.
•	Total backlog for net product sales grew 53% to $706 million with an increase of $248 million in bookings over the prior year.
•
New operating paradigm was established with the change in the organization that moved towards four regional business units and central operating functions, including global supply chain, service operations and project management.

•	Led execution of large global projects to drive customer and Company value, with an emphasis on safety, quality and operational excellence.
•	Created new global project organization to drive cohesive project management processes and execution in a consistent fashion across all segments and regions.
Compensation Committee Decisions
The following diagram includes Mr. Saligram’s total target compensation. In August 2018, the Committee appointed Mr. Saligram to the role of Chief Operating Officer as a result of his performance over time and the expanded scope of his role.

•	2018 base salary was increased 25% in August 2018
•	Annual short-term incentive target % was increased from 70% to 85%
•	Total target compensation for 2018 was $2,006,250

33 2019 PROXY STATEMENT

Compensation Discussion and Analysis

David A. Barta Senior Vice President and Chief Financial Officer
Groups under his management:
•	Accounting and Financial Reporting
•	Financial Planning and Analysis
•	Operations Finance
•	Tax and Treasury
•	Internal Audit and Controls
•	Investor Relations and Corporate Business Development
2018 Performance Considerations
Mr. Barta’s compensation was based upon overall Company performance, against both financial and operational objectives, and his individual performance as the Company’s CFO, which was evaluated in terms of his execution of a wide and complex set of financial and business-oriented objectives relative to the balance sheet and income statement.

During 2018, Mr. Barta’s leadership was critical to the strengthening of our balance sheet and outperformance in the Company’s bottom-line results. These results include:

•
Remained focused on delivering our profitability goals and generating cash flow through more efficient working capital management, cash collections, as well as the renewing of our credit facility, enabling us to exceed our Operating Cash Flow goal of $70 million and reduce our total leverage ratio to 1.8x.

•
Was instrumental in leading the Company’s continued focus on expanding our internal tools and processes relative to the continued strengthening of our control environment and finance and accounting capabilities.

•	Improved the Company’s financial reporting and analysis.
•	Assisted with the development of the Company’s business and financial strategies and execution plans.
•	Continued to evolve the productivity and profitability-related processes.
•	Established a Corporate Business Development function and related processes.
Compensation Committee Decisions
The following diagram includes Mr. Barta’s total target compensation. The Committee considered Mr. Barta’s contributions, the results of his performance over time and the scope of his role when they approve pay decisions.

•	2018 base salary was increased 3.4% in April 2018
•	Annual short-term incentive target % was unchanged
•	Total target compensation for 2018 was $1,637,500

EXTERRAN CORPORATION 34

Compensation Discussion and Analysis

Roger George Senior Vice President Global Engineering and Product Lines
Groups under his management:
•	Global Engineering
•	New Product Development and Introduction
•	Global Product Line Management
•	Exterran Water Systems
•	Corporate Strategy
2018 Performance Considerations
Mr. George’s compensation was based upon overall Company performance, against both financial operational and strategic objectives and his leadership in the execution of strategic initiatives, the launch of product line management, and the optimization and effectiveness of our global engineering resources.
Mr. George’s leadership of the global engineering and product line groups resulted in progress made in understanding our product pipeline, customer opportunities and global markets. Results include:

•	Led the transformation from a compression fabricator to a global total solutions provider with a comprehensive set of offerings across the mid-stream product requirements.
•
Led the understanding of global markets, customer segmentation, profitability, risk and product positioning to enable the refinement in our approach to customers and enhancements into the next generation strategic growth plan.

•	Led the development and release of new products ranging from value-added enhancements to new technology-based offerings and a relaunch of the Exterran Water Systems business.
•	Enhanced the effectiveness of the global engineering team with the launch of common tools and processes and the focus on sharing global resources capability and expertise.
Compensation Committee Decisions
The following diagram includes Mr. George’s total target compensation. The Committee considered Mr. George’s contributions, the results of his performance over time and the scope of his role when they approve pay decisions.

•	2018 base salary was increased 5% in April 2018
•	Annual short-term incentive target % was increased from 70% to 75%
•	Total target compensation for 2018 was $1,385,000

35 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Fixed Compensation

Base Salary. The Committee determines the base salaries for our NEOs based upon compensation competitive data, performance considerations and advice from our independent compensation consultant. The Committee also considers internal pay equity, but has not established a predetermined formula for this purpose.

The following table contains the 2017 and 2018 year-end base salaries of our NEOs.

Executive Officer	2017 Base Salary	2018 Base Salary
Andrew J. Way(1)	$750,000	$825,000
Girish K. Saligram(2)	$500,000	$625,000
David A. Barta(3)	$435,000	$450,000
Roger George(3)	$400,000	$420,000
_______________

(1)
The Committee reviews individual base salary amounts annually using competitive data from the peer group, salary surveys and our independent compensation consultant’s insights into the marketplace. As a result, Mr. Way’s base salary amount was adjusted in 2018.

(2)
Mr. Saligram’s base salary was adjusted as a result of his appointment to Chief Operating Officer. The Committee considered competitive data from the peer group, salary surveys and our independent compensation consultant’s insights into the marketplace.

(3)	Messrs. Barta and George’s base salary were adjusted as a result of our standard annual merit raise.

Variable Compensation

Our annual incentive programs apply metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. The performance measures used in our short- and long-term incentive plans relate to Company-wide performance and the continued progress on delivering our business strategy.

Short-Term Incentive Program

For 2018, our NEOs were eligible to earn annual incentive awards under the Company’s Short-Term Incentive Plan based upon the level of achievement across a set of Company-wide performance measures and the NEO’s individual performance in 2018.

2018 STI Target Amounts. We believe our performance-based incentives are aligned with our shareholders and encourage our management team to pursue objectives consistent with the overall goals and strategic direction the Board has approved for the Company. The Committee reviews individual STI targets annually using competitive data from the peer group, salary surveys and our independent compensation consultant’s insights into the marketplace. Mr. George’s annual STI target was increased slightly and Mr. Saligram’s STI target was increased to reflect his appointment to the Chief Operating Officer role. Messrs. Way and Barta’s 2018 annual STI targets were not increased. The Company’s STI pool can range from 0% to 150% based on Company performance, and NEOs may earn STI cash payouts ranging from 0% to 200% of their individual target opportunity.

Executive Officer	2017 Cash Incentive Target (% of base salary)	2018 Cash Incentive Target (% of base salary)
Andrew J. Way	115	115
Girish K. Saligram	70	85
David A. Barta	75	75
Roger George	70	75

EXTERRAN CORPORATION 36

Compensation Discussion and Analysis

2018 STI Performance Measures. As discussed above in “How We Determine Executive Compensation,” the Committee sets performance measures and associated targets for our NEOs and discusses progress quarterly. In determining awards for 2018, the Committee considered actual Company performance against the pre-established performance measures noted in the table below. This ensures our NEOs are motivated to deliver on our financial goals communicated to shareholders.

Performance Measures	Weighting	What it is	Why we use it
FINANCIAL GOALS AND OPERATIONAL PERFORMANCE
EBITDA, As Adjusted(1)	30%	Earnings before interest, taxes, depreciation and amortization; may exclude other limited items	Encourages focus on operating profit and driving strong profitability; a key measure by which our shareholders measure performance
EBITDA Percentage Rate(2)	40%	EBITDA, As Adjusted, as a percentage of revenue	Aligns with near-term business plan and annual initiatives; encourages growth in strategic business areas; increases focus on profitability and quality of revenue
Operating Cash Flow(3)	20%	Cash generated by operating activities measured as a change in net debt excluding investing and financing cost	Encourages focus on generating cash flow to invest in the business, fund growth opportunities or return cash to our investors
SAFETY GOALS
HSSE - Operational Performance	10%	Matrix of the number of incident free days and the severity in days away from work due to work-related incidents across the global organization	Encourages focus on people, safety and the environment; reflects effectiveness of and improvements made in global safety and environmental tools, processes and infrastructure
_______________

(1)
EBITDA, As Adjusted is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items; provided, however, that adjustments to EBITDA, As Adjusted, may be made by the Committee, in its discretion, for acquisitions or dispositions and unusual items or non-recurring items. EBITDA, As Adjusted, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is a non-GAAP financial measure, which is discussed further in “Appendix A.”

(2)	EBITDA Percentage Rate is defined as EBITDA, As Adjusted (see above) divided by revenue and is a non-GAAP financial measure, which is discussed further in “Appendix A.”

(3)
Operating Cash Flow is defined as cash generated by operating activities measured as a change in net debt excluding investing and financing cost. Adjustments for unusual or non-recurring items may be made by the Committee at its discretion in its year-end evaluation. Operating Cash Flow is a non-GAAP financial measure, which is discussed further in “Appendix A.”

Generally, the target goals for financial and operational performance measures are based upon the Company’s approved business plan for the year and generally reflect performance improvements relative to the prior year outcomes. Thresholds for operational goals are intended to reflect the minimum level of performance at which the Committee believes payout is warranted. Maximum goals are intended to provide stretch goals that challenge management to achieve exceptional performance. The Committee also reviews the effects on the annual incentive plan due to various risks and opportunities that are recognized at the time the plan is set to assure the plan targets that are determined reflect the appropriate balance of risks and opportunities. The Committee further confirms the targets it approves are aligned with the external expectations set and communicated by the Company to our investors. Every quarter, the Committee reviews the Company’s performance against the established Company performance measures.

2018 STI Awards. The STI payout for our leadership team, including our NEOs, is calculated using the following formula. We strongly believe that focusing on corporate performance, rather than business unit or region performance, reinforces our core value of collaboration and helps build an aligned and focused Company.

2018 Salary	X	Individual Target Percentage	X	Company Performance	+ / -	Individual Performance Adjustment	=	Actual 2018 STI Payout

37 2019 PROXY STATEMENT

Compensation Discussion and Analysis

2018 STI Company Performance Results. Performance levels for ‘target’ performance in the 2018 short-term incentive plan were set at levels requiring year-over-year improvement in performance for EBITDA, As Adjusted and HSSE - Operational Results. The two remaining measures were changed in 2018 to more closely align with 2018 business objectives. Consistent with our pay-for-performance principles, the payout with respect to the achievement of our short-term incentive plan metrics was 105% overall. With respect to EBITDA Percentage Rate, performance was below target. Performance on Operating Cash Flow, EBITDA, As Adjusted, and Global HSSE were above target.

STI Performance Measure	Threshold (0.5x)	Target (1.0x)	Maximum (1.50x)	2018 Actual	2018 Actual Performance %
EBITDA, As Adjusted (in millions)	$185	$200	$225	$205	110%
EBITDA Percentage Rate	14.3%	15.3%	16.3%	15.1%	90%
Operating Cash Flow (in millions)	$50	$70	$90	$93	150%
HSSE - Operational Results(1)	57.51	54.25	51.04	Above Maximum	150%
Total Result	—	—	—	—	114%
_______________

(1)	Results are calculated in a matrix that considers severity of work-related incidents and the number of incident free days across the global organization.

The EBITDA, As Adjusted target for fiscal 2018 was $200 million, which determined 30% of the STI pool. Actual 2018 EBITDA, As Adjusted was $205 million representing 110% of target achievement. The EBITDA Percentage Rate target for fiscal 2018 was 15.3%, which determined 40% of the STI pool. The actual EBITDA Percentage Rate for the purposes of the STI plan was 15.1% representing 90% of target achievement. The Operating Cash Flow target for fiscal year 2018 was $70 million, which determined 20% of the STI pool. Actual Operating Cash Flow was $93 million, representing 150% of target achievement. Global HSSE performance was set at a rate intended to reflect year-over-year improvement in the severity of work-related incidents and a reduction in the number of incidents during 2018. The target of 54.25 reflected a matrix of both factors which determined 10% of the STI pool. Actual performance for fiscal year 2018 exceeded the maximum performance threshold and resulted in 150% of target achievement.
The Company’s overall performance in the 2018 STI plan was 114%. However, when considering the final 2018 STI payout, the Committee exercised negative discretion to reduce the overall STI performance factor to 105% in consideration of certain external factors and over all market conditions.

2018 STI Individual Performance Results. Individual adjustments for our officers, including our NEOs, are approved by the Committee after considering the recommendation of the CEO (other than for himself). The Committee considers each NEO’s contribution to Exterran’s financial and operational success during the year, performance in his primary area of responsibility, and individual leadership as an executive team member. The CEO’s individual adjustment is determined by the Committee, taking into account the CEO’s performance reviewed jointly by the Committee and the Executive Chair. The Committee considers the totality of each executive’s performance and leadership in deciding any positive or negative individual adjustment. Individual final STI payout amounts are limited to 200% of an individual’s STI target amount. Based on the information considered by the Committee, including each executive’s individual accomplishments described on pages 31-34, the Committee approved the following 2018 STI payout amounts for the NEOs:

Executive Officer	2018 Salary Earned(1)	Individual Target Percentage	Company Performance Factor	Individual Performance Adjustment	Actual 2018 STI Payout
Andrew J. Way	$804,808	115%	105%	$48,194	$1,020,000
Girish K. Saligram	$543,269	85%	105%	$69,132	$554,000
David A. Barta	$445,962	75%	105%	$16,805	$368,000
Roger George	$414,615	75%	105%	$15,491	$342,000
_______________

(1)	Salary Earned is defined as the sum of regular base salary or wages paid in the 2018 calendar year, inclusive of any deferrals.

EXTERRAN CORPORATION 38

Compensation Discussion and Analysis

Long-Term Incentive Equity-Based Program

Our LTI program is designed to motivate our global senior leaders to execute their responsibilities in accordance with the Company’s core values, business objectives and strategy, and align our leaders’ interests with those of our shareholders.  Less than 2% of current employees, including Exterran’s and its subsidiaries’ officers, participate in this program. The program is designed such that officers have a significant portion of their total LTI award at risk. Early each year, our Committee approves the performance metrics and performance period for that year’s long-term incentive awards. LTI awards in the form of restricted stock and performance-based restricted stock units are granted pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”). Under the 2015 Plan, the Committee has the ability to grant restricted stock and restricted stock unit awards, stock options, stock appreciation rights and performance-based units to employees (including our NEOs), consultants of our Company and its affiliates, and to our directors.

The following reflects the ratio of time-based to performance-based equity awards for our NEOs:

2018 CEO Long-Term Incentive Award Mix	2018 NEOs Long-Term Incentive Award Mix

Changes to our LTI Program for 2018. Consistent with the design of our performance-based LTI program and after considering input from our shareholders, the Committee approved the following changes to our LTI program for equity grants made in March 2018:

•	Increased the CEO’s mix of performance-based equity to 60% to further his alignment with our shareholders

•
Increased the performance period for performance-based awards (“PAs”) from one year to two years to better reflect market practice and reflect our increased ability to set longer-term incentive plan targets as the Company matures

•	Added strategic measures to our PA metrics to align with our strategy and our shareholders’ expectations

•	Balanced financial metrics with strategic measures to reflect a focus on delivering operational goals in line with our strategy

PA targets are set in shares at the beginning of the performance period, and actual payouts are based upon the Committee’s evaluation of Company performance.  In addition, final payouts of previously-granted PAs are determined based upon our stock price at the end of the applicable performance period, adjusted for individual performance, demonstrating strong alignment between our long-term incentive compensation and value to our shareholders.

2018 LTI Awards. The Committee generally considers estimated targets for total compensation, the relative value of each compensation element, the expense of such awards and the impact on dilution, when determining the amount of long-term equity-based incentive awards to be granted each year to our NEOs. For 2018, the Committee evaluated information provided by its independent executive compensation consultant regarding Company peer group grant values, private and public surveys, and market information for executives in comparable roles. The Committee also evaluated

39 2019 PROXY STATEMENT

Compensation Discussion and Analysis

the CEO’s recommendations regarding long-term equity-based incentive awards to be granted to the other NEOs. Based upon these evaluations, the Committee approved the following long-term, time-based and performance-based units for 2018:

Executive Officer	2018 Time-Based Restricted Stock Awards Total ($)	2018 Performance-Based Restricted Stock Units Total ($)	2018 Long-Term Awards Total ($)
Andrew J. Way	$1,560,000	$2,340,000	$3,900,000
Girish K. Saligram	$425,000	$425,000	$850,000
David A. Barta	$425,000	$425,000	$850,000
Roger George	$325,000	$325,000	$650,000

2018 Time-Based Restricted Stock Awards. The restricted stock awards granted in March 2018 are time-based and vest in three substantially equal installments on the anniversary of the grant date, subject to continuous employment. Additional information regarding these awards, including treatment under certain terminations of employment or the occurrence of a change of control is provided below in “Potential Payments Upon Termination or Change of Control.”

2018 Performance-Based Units. Effective for the performance units awarded in March 2018, the Committee approved increasing the performance period from one year to two years, with cliff vesting at the end of such period subject to achievement of Company performance measures and continuous employment. The Committee also modified the performance measures for performance-based units to more closely drive significant financial, operational and performance improvements and position the Company for growth, further aligning senior leadership with shareholder interests. The 2018 performance measures are comprised of 2019 EBITDA, As Adjusted (50%), and strategic objectives, including growth in certain areas to aid in scalability (12.5%), manufacturing and ECO backlog growth (12.5%), new product development (12.5%) and continued enhancement of the Company’s control environment (12.5%). EBITDA, As Adjusted, backlog growth and new product development performance measures each require year-over-year improvement. The remaining measures were new in 2018. Although the Committee reviews the Company’s progress towards these financial and strategic measures regularly, the 2018 LTI performance measures do not include interim measures and will be determined by the Committee at calendar year-end 2019. Based upon the Committee’s assessment of the peer group incentive plan information and relevant market practice, the maximum possible Company performance is 200% of target. NEOs may earn an individual payout ranging from 0% to 200% of their target opportunity, based on the Company’s performance against these measures adjusted for individual performance.

Timing of Long-Term Equity-Based Incentive Awards. Annual grants of equity awards are typically determined in Committee meetings held during the first quarter of each year. The Committee approved the annual 2018 equity-based grants on March 4, 2018. As March 4, 2018 was not a business day, grants were determined using the closing price of the Company’s common stock on the NYSE on March 2, 2018, the last business day prior to such date. A similar practice was followed in previous years. This timing allows for the grants to be made after the release of earnings information for the prior fiscal year.
The Committee does not time equity grants to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants for officers are approved by the Committee and are effective on a specified future date (e.g., the date that coincides with a promotion or hiring date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when all Committee members’ approvals have been obtained.

Determination of Payout of 2017 Performance-Based Units. The performance-based units granted in March 2017 were subject to continuous service, the achievement of performance measures, and the NEO’s individual performance. In 2017, the performance measures were EBITDA, As Adjusted, working capital as a percent of sales, and gross margin dollars over a one-year measurement period. Due to the Company's recent formation in late 2015, together with the volatility and uncertainty in the global commodity markets experienced in 2016, the Committee determined that it was appropriate to use a one-year performance period in 2017 with vesting over a longer three-year period, and move to a two-year performance period beginning in 2018. NEOs were entitled to receive an individual payout of between 0% to 150% of target, dependent on the Company’s performance against the specified performance measures and individual performance. The performance-based awards program earned 150% of target.

EXTERRAN CORPORATION 40

Compensation Discussion and Analysis

Clawback Policy

Our Board adopted a clawback policy in December 2018 with an effective date of January 1, 2019, which provides for the forfeit and/or return to Exterran of incentive-based compensation or bonus, if the consolidated financial statements of Exterran are restated due to the Company’s material noncompliance with any financial reporting requirement under federal securities laws. In such event, if the Committee determines, in its discretion, that any current or former NEO or other employee has engaged in fraud or intentional misconduct which caused or contributed to the need for such restatement, the Committee may require that such NEO or employee forfeit and/or return to Exterran all or a portion of any bonus, award or grant of cash or equity received under any of the Company’s incentive-based compensation or bonus plans after the date of policy adoption and during the three year period preceding the date on which the Company announces that it will prepare an accounting restatement.

The recovery or cancellation of incentive-based compensation under the policy will be limited to the portion that the executive officer or employee would not have received if the consolidated financial statements had been as presented in the restatement. The clawback policy does not limit the ability of Exterran from taking any other action to enforce the executive officer’s or employee’s obligations to the Company.

Other Compensation and Benefit Arrangements

In addition to the elements of total direct compensation described above, our executive compensation program includes other compensation and benefits that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide an overall competitive compensation structure.

Element	Description and Purpose
Change of Control Severance and Non-Change of Control Severance	●
Our change of control severance agreements and non-change of control severance benefit agreements with certain senior executives are intended to provide financial security and an industry-competitive compensation package for executives. This additional security helps ensure our senior executives remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.

●
Our change of control severance agreements and non-change of control severance benefit agreements are “double trigger” agreements that generally provide certain cash payments and some accelerated vesting on stock granted to the executive only if their employment is terminated during or following a change of control, or in the case of a non-change of control, a termination of employment by the Company not for cause. A description of our agreements in effect during 2018 is provided in the “Executive Compensation Tables - Potential Payments upon a Change of Control or Termination.”

401(k) Plan	●
All U.S. employees of the Company are eligible to participate in and receive up to a 4% Company matching contribution in our 401(k) Plan, up to the limits established by the Internal Revenue Service, which is intended to provide financial security upon retirement.

Non-Qualified Deferred Compensation Plan	●
All U.S. executives are eligible to be designated as participants in our Non-Qualified Deferred Compensation Plan, which is intended to provide competitive retirement planning benefits to attract and retain skilled management.

	●	The Non-Qualified Deferred Compensation Plan allows an eligible participant to defer up to 90% of his or her salary and bonus on an annual basis.
Health and Wellness Plans	●	NEOs are eligible to receive available health and other wellness benefits, including medical, dental, vision, life and disability insurance, on the same basis as our other U.S. employees.
	●	Our health and wellness plans are intended to provide a competitive, broad-based employee benefits structure and to promote the wellness of our executives and other employees.
Perquisites	●	We do not provide perquisites to our NEOs.

2019 Compensation Decisions
The Committee believes the structure of the Company’s compensation programs is aligned with shareholder interests and rewards continued improvements in strategic, financial and operational priorities. Therefore, no significant changes will be made to the elements of compensation in 2019.

41 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Compensation Policies and Practices
Executive Compensation Philosophy
Exterran’s executive compensation programs are designed to align compensation with our strategy and the long-term interests of our shareholders. Our compensation metrics are tied directly to our strategic priorities and our actions are based on a philosophy of “pay-for-performance”. We reward individuals for performance and contributions to business success. We believe our executive pay programs have played a significant role in our ability to attract, retain and reward the highly-experienced and successful executives and employees needed to drive sustained high performance through financial and operational results.

Our compensation philosophy is guided by the following principles:

Goal-oriented pay-for-performance
Individual annual cash-based and equity-based awards should be closely tied to the performance of the Company as a whole and reflect the individual performance of each executive.
Align compensation with shareholders’ interests
By linking the design of our executive compensation programs with Company strategy, and providing a significant portion of each executive’s direct compensation in the form of equity-based incentives and requiring direct ownership by executives of Company stock, the interests of senior management and the Company’s shareholders are aligned.

Competitive compensation
Executive pay programs play a significant role in attracting, motivating and retaining our executives and future leaders, and should be in line with the compensation opportunities provided to similar executive positions at compensation peer companies.

Our compensation program also adheres to a high standard of compensation governance.

What We Do		What We Don’t Do
✓	Hold an annual say-on-pay advisory vote	✗	No employment contracts with any of our NEOs
✓	Grant 60% of our CEO’s long-term compensation in performance-based units	✗	No hedging or pledging of, or speculative trading in, Exterran common stock
✓	Hold executives accountable to shareholders through a recoupment (clawback) policy	✗	No 280G excise tax “gross-up” payments in the event of a change of control
✓	Require executives to hold substantially all equity compensation received from the Company until stock ownership guidelines are met	✗	No tax “gross ups” on any executive compensation other than relocation benefits available to all eligible employees
✓	Require a “double trigger” for change of control severance payments or equity acceleration	✗	No compensation plans that encourage excessive risk-taking
✓	Retain an independent external compensation consultant and review independence annually	✗	No option repricing or cash buy-outs for underwater options without stockholder approval
✓	Pay-for-performance	✗	No perquisites
✓	Require our CEO to own six times base salary in stock and our other executives to own three times base salary in stock
✓	Benchmark to peers of similar industry, size and business complexity
✓	Maintain a Committee composed entirely of independent directors

EXTERRAN CORPORATION 42

Compensation Discussion and Analysis

The Committee’s Annual Process

Each year, the Committee follows an annual process for determining executive pay.

November - January
•	Reviews the Company’s business objectives and strategic priorities for the following year
•	Reviews alignment of compensation philosophy and strategic priorities
•	Reviews plans and measures for alignment with enterprise risk principles and the Company’s strategic growth plan
•	Reviews feedback from shareholders and governance firms
•	Reviews executive performance for the year

February - March
•	Approves short-term incentive plan results for the prior year and calculates Company performance factor
•	Establishes current year plan design, performance measures and ranges for short- and long-term incentive plans
•	Reviews and approves CEO financial, operational and strategic goals for current year
•	Reviews and approves executive officers’ salary and short-term incentive compensation targets for current year
•	Reviews and approves executive officers’ long-term incentive grants for current year

July - October
•	Reviews CEO and executive succession planning and executive development
•	Reviews with the independent compensation consultant
○ Peer group to determine if any changes are required for the next performance cycle
○ Executive pay market review
○ Peer group market compensation analysis
○ Insights into emerging trends, market practices and incentive plan design opportunities
○ Retention risks due to compensation plan design
•	Considers input from our shareholders and results of advisory say-on-pay vote

Ongoing
•	Reviews Company performance under outstanding short- and long-term incentive plans
•	Monitors incentive plan estimates in comparison to actual and relative performance
•	Approves sign-on or inducement grants as needed for key hires
•	Mentors and interacts with talent across the organization to develop and assess succession depth
•	Monitors the performance of benefit plans and reviews Benefit Committee reports

No specific formula is used to determine the weight of any factor; rather, compensation is established based on the Committee’s assessment of all relevant information. Using these factors, all elements of compensation, including base salaries and target percentages for short- and long-term incentive compensation, are reviewed annually by the Committee.

Role of Management. Our CEO considers performance and makes recommendations to the Committee on salary adjustments, targets for short-term cash incentive compensation and long-term incentive compensation for each of our executive officers other than himself. Our CEO also considers and recommends corporate performance goals on which executives’ performance-based compensation will be based. The Committee considers these recommendations in addition to other factors and makes the final determinations regarding executive compensation.

43 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Role of Independent Compensation Consultant. Since November 2015, the Committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”), as its independent executive compensation consultant to provide information and advice to the Committee and management on matters relating to executive compensation and to assist them in developing and implementing our executive compensation programs. In 2018, Semler Brossy provided the following services:

•	analysis and recommendations regarding the Company’s 2018 peer group, as described below

•	input and advice regarding incentive compensation plan design

•	review and assistance in establishing executive officer compensation packages as requested by the Committee

•	information related to trends, new rules and regulations that may impact executive and director compensation practices and administration

•	attendance at Committee meetings

The Committee reviewed the independence of Semler Brossy, considering the independence factors specified in the corporate governance standards of the NYSE. Based on this assessment, the Committee determined that Semler Brossy was independent from the Company’s management and free from any relationships that could raise any conflicts of interest or similar concerns.

Peer Group. The Committee, with the assistance of its compensation consultant, annually reviews the peer group for compensation comparisons and makes updates as needed to align with the established criteria and Company strategy. We select public companies with similar business characteristics, including a global footprint of similar size.

In determining 2018 compensation, the Committee made changes to the compensation peer group from 2017. Based upon the guidelines established by the Committee for our peer group selection, the following screening methodology was used. Companies satisfied each of the following criteria to be considered for the peer group.

Screen	Criteria		# of Companies
Company Type/Geography	•	Public Companies located and listed in the United States or Canada	>5,500
	•	Excludes current Pay Peers and 2018 ISS Peers
Sector, Industry, Sub-Industry	•	Primary Focus: Energy > Energy Equipment & Services	>250
	•	Secondary Focus: Industrials > Capital Goods > Construction & Engineering Industrials > Capital Goods > Machinery
Peer of Peers Review	•	Based on current Pay Peers and 2018 ISS Peers - reviewed for overlap, listing each other and Exterran as a peer	>250
Size Limits	•	Within a range of ½ to 2x Exterran’s revenue, market capitalization, or total assets	46
Business Fit Review	•	Global, diversified, capital intensive, complex businesses
	•	Oil and gas focused service providers with product and service segments
	•	Industrial companies with some oil and gas exposure, but similar segment diversity

Based upon a review with this criteria, the Committee removed Archrock, Inc. (domestic), Flowserve Corporation (size and focus) and Colfax Corporation (size and focus), and added Chart Industries, Inc., Newpark Resources, Inc., Harsco Corporation, EnPro Industries, Inc., and CIRCOR International, Inc. to its compensation peer group, substantially increasing our peer group’s international focus.

EXTERRAN CORPORATION 44

Compensation Discussion and Analysis

The Committee approved the following companies for its 2019 compensation peer group:

●	Chart Industries, Inc.	●	Harsco Corporation	●	RPC, Inc.
●	CIRCOR International, Inc.	●	ITT Inc.	●	Shawcor Ltd.
●	Dril-Quip, Inc.	●	McDermott International, Inc.	●	SPX Flow, Inc.
●	Enerflex Ltd.	●	Newpark Resources, Inc.	●	Superior Energy Services, Inc.
●	EnPro Industries, Inc.	●	Oceaneering International, Inc.	●	TETRA Technologies, Inc.
●	Forum Energy Technologies, Inc.	●	Oil States International, Inc.

The Committee considers peer group data and information provided by the independent compensation consultant, in addition to published and private compensation survey data, in determining annual executive compensation.

Stock Ownership Guidelines

The Committee believes that meaningful stock ownership by our senior executives is important in aligning management’s interest with the interests of our shareholders. Our executives are required to maintain consistent stock ownership in the Company based upon a multiple of the executive’s base salary as described below.

Position	Ownership Requirement
President, Chief Executive Officer and Director	Six times base salary
Named Executive Officers	Three times base salary

Executives have up to five years to meet the stock ownership guidelines. As of year-end 2018, all NEOs have met or are on track to meet their respective stock ownership requirements.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

We prohibit our directors and executives from buying, selling, or writing puts, calls or other options related to Company stock. None of our NEOs has entered into hedging transactions involving our stock. We also prohibit executives from holding Company stock in a margin account or pledging Company stock as collateral for a loan.

Compensation Policies and Practices Related to Risk Management

The Committee has discussed and analyzed the concept of risk as it relates to our compensation programs for all of our employees, including our NEOs, and believes that our compensation programs do not encourage excessive and unnecessary risk taking.

Compensation Committee Interlocks and Insider Participation

Messrs. Ryan (Chair), Goodyear, Gouin and Gomes Yell, all of whom are independent non-management directors, currently serve on the Committee. None of these individuals is or has been an officer of the Company, was an employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the Committee of another entity that has an executive officer serving on the Committee of the Company. No executive officer of the Company serves as a director or on the Committee of another entity whose executive officer serves as a director or on the Committee of the Company.

45 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Executive Offer Letters

We provide offer letters to each of our NEOs at the time of initial employment. Each letter provides the initial annual base salary and initial short-term and long-term incentive targets the NEO is eligible to receive. The base salary and incentive targets are subject to annual review, with future salary levels and incentive target levels subject to the discretion of the Committee. In addition, offer letters may include provisions for one-time compensation actions related to the initial employment of the executive. All letters provide that the applicable executive is subject to clawback and recoupment requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and clawback and recoupment policies that the Company may adopt from time to time. Each executive is also eligible to participate in all employee benefit plans maintained by the Company for the benefit of its employees generally. All offer letters also provide that employment with the Company is “at-will” and not for any specified time, and may be terminated with or without cause at any time by the executive or the Company.

Tax and Accounting Considerations

Section 280G of the Code. Section 280G of the Code disallows a tax deduction for excess parachute payments to certain executives of companies that undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. It is our policy not to provide any executives with a gross-up payment to make up for these taxes, if any.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our respective compensation and benefit plans and arrangements for all of our employees and directors, including our NEOs, so that they are either exempt from, or satisfy the requirements, of Section 409A of the Code.

Section 162(m) of the Code. Prior to December 22, 2017, Section 162(m) of the Code generally limited the deductibility of certain compensation expenses in excess of $1,000,000 paid to any one executive officer within a fiscal year unless it was “performance-based” compensation. For compensation to be “performance-based,” it was required to meet certain criteria, including performance goals approved by our shareholders and, in certain cases, objective targets based on performance goals approved by shareholders. However, the Tax Cuts and Jobs Act enacted on December 22, 2017 substantially modified the Code and, among other things, eliminated the performance-based compensation exception under Section 162(m) unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We believe that maintaining the discretion to evaluate the performance of our NEOs through the use of performance-based compensation is an important part of our responsibilities and benefits our shareholders, even though it is non-deductible under Section 162(m) of the Code.

Accounting for Stock-Based Compensation. We have followed ASC 718 to account for stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXTERRAN CORPORATION 46

Compensation Discussion and Analysis

Executive Compensation Tables

2018 Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2018, 2017 and 2016.

Name	Position	Year	Base Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan(2)	All Other Compensation (3)	Total
Andrew J. Way	President, Chief Executive Officer and Director	2018	825,000	—	3,900,000	1,020,000	11,000	5,756,000
		2017	750,000	—	3,700,000	1,400,000	9,950	5,859,950
		2016	750,000	—	3,300,000	—	9,775	4,059,775
Girish K. Saligram(4)	Senior Vice President and Chief Operating Officer	2018	625,000	—	850,000	554,000	11,000	2,040,000
		2017	500,000	—	2,895,784	653,500	4,673	4,053,957
		2016	173,077	2,275,962	—	—	731	2,449,770
David A. Barta	Senior Vice President and Chief Financial Officer	2018	450,000	—	850,000	368,000	11,000	1,679,000
		2017	435,000	—	2,156,700	503,000	9,950	3,104,650
		2016	58,557	350,000	—	—	250	408,807
Roger George	Senior Vice President Global Engineering and Product Lines	2018	420,000	—	650,000	342,000	11,000	1,423,000
		2017	400,000	600,000	949,031	483,000	27,434	2,459,465
		2016	10,769	150,000	—	—	250	161,019
_______________

(1)
The amounts in this column represent the grant date fair value of (a) restricted shares of Exterran's common stock (which are set forth in the table above) and (b) 2018 performance-based at target. The grant date fair values of the 2018 performance-based units at maximum level were as follows: Mr. Way: $4,680,000; Mr. Saligram: $850,000; Mr. Barta: $850,000; and Mr. George: $650,000. The grant date fair value of all awards shown above was calculated in accordance with ASC 718. For further discussion on the fair value of our awards, see Note 18 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Our short-term incentive plan program was suspended in 2016. In February 2017, participation by Mr. Way and the other NEOs in the 2017 short-term incentive program was reinstated.

(3)	The amounts in this column for 2018 represent matching contributions made by the Company under the Company’s 401(k) Plan.

(4)	Mr. Saligram was promoted to the position of Chief Operating Officer in August 2018. At that time, he received a base salary adjustment and increase in 2018 short-term incentive target.

2018 Grants of Plan-Based Awards

The following table contains information about grants of plan-based awards to our NEOs during 2018:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Andrew J. Way	3/4/2018	—	948,750	1,897,500	—	89,177	178,354	—	—	—	2,340,000
	3/4/2018	—	—	—	—	—	—	59,452	—	—	1,560,000
Girish K. Saligram	3/4/2018	—	531,250	1,062,500	—	16,197	32,394	—	—	—	425,000
	3/4/2018	—	—	—	—	—	—	16,197	—	—	425,000
David A. Barta	3/4/2018	—	337,500	675,000	—	16,197	32,394	—	—	—	425,000
	3/4/2018	—	—	—	—	—	—	16,197	—	—	425,000
Roger George	3/4/2018	—	315,000	630,000	—	12,386	24,772	—	—	—	325,000
	3/4/2018	—	—	—	—	—	—	12,386	—	—	325,000

47 2019 PROXY STATEMENT

Compensation Discussion and Analysis

_______________

(1)
The amounts in these columns show the range of potential payouts of incentives under the 2018 Short-Term Incentive Plan. Although the Short-Term Incentive Plan sets measures for threshold, target and maximum pool funding levels at 0% to 150%, actual awards to NEOs can range from 0% to 200% of their personal or individual target due to adjustments made for individual performance. "Threshold" is the lowest possible individual payout (0% of target) and "Maximum" is the highest possible individual payout (200% of target). See “Short-Term Incentive Plan” for a description of the 2018 short-term incentive awards.

(2)
The amounts in these columns show the range of potential payouts of 2018 performance-based units awarded under the 2018 Long-Term Incentive Plan. The Long-Term Incentive Plan sets measures for threshold, target and maximum pool funding levels at 0% to 200%. “Threshold” is the lowest possible payout (0% of the grant) and “Maximum” is the highest possible individual payout (200% of the grant).

(3)	Shares of restricted stock awarded under our 2015 Plan vest one-third per year over a three-year period, subject to continued service through each vesting date.

(4)
The grant date fair value of performance-based units and restricted stock is calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. The 2018 performance-based units are shown at target value.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2018. None of our NEOs hold any stock options. See also “Potential Payments upon Termination or Change of Control” beginning on page 49 regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change of control.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(2)
Andrew J. Way	245,097	4,338,217	89,177	1,578,433
Girish K. Saligram	63,150	1,117,755	16,197	286,687
David A. Barta	54,208	959,482	16,197	286,687
Roger George	32,807	580,684	12,386	219,232
_______________

(1)	Includes shares of restricted stock awarded and performance-based units earned under our 2015 Plan:

Name	Unvested Share/Units	Initial Vesting Date	Vesting Increments
Andrew J. Way	83,604	03/04/2017	One-third over three years
	102,041	03/04/2018	One-third over three years
	59,452	03/04/2019	One-third over three years
Girish K. Saligram	25,357	08/22/2017	One-third over three years
	21,596	03/04/2018	One-third over three years
	16,197	03/04/2019	One-third over three years
David A. Barta	16,415	11/07/2017	One-third over three years
	21,596	03/04/2018	One-third over three years
	16,197	03/04/2019	One-third over three years
Roger George	4,223	12/15/2017	One-third over three years
	16,198	03/04/2018	One-third over three years
	12,386	03/04/2019	One-third over three years

(2)	Based on the market closing price of our common stock on December 31, 2018, of $17.70 per share.

(3)
Amounts shown are the unearned and unvested number of 2018 performance-based units at target. All performance-based units awarded in 2018 under our 2015 Plan cliff-vest on the second anniversary of the grant date, based on achievement of Company goals ending December 31, 2019.

EXTERRAN CORPORATION 48

Compensation Discussion and Analysis

Stock Vested in Fiscal Year 2018

The following table contains information regarding the vesting during 2018 of time-based and performance-based units previously granted to our NEOs. None of our NEOs held or exercised stock options during 2018.

	Stock Awards
Name	Number of Shares and Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Andrew J. Way	221,373	5,387,227
Girish K. Saligram	36,156	1,009,337
David A. Barta	27,214	652,867
Roger George	12,323	296,286
_______________

(1)
The value realized for vested awards was determined by multiplying the fair market value of the restricted stock (market closing price of Exterran’s common stock on the vesting date) by the number of shares or awards that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested for each NEO in 2018.

Non-Qualified Deferred Compensation Plan

The following table contains information about our NEOs’ participation in our Non-Qualified Deferred Compensation Plan during 2018:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End($)
Andrew J. Way	—	—	—	—	—
Girish K. Saligram	494,308	—	(93,224)	—	1,547,525
David A. Barta	—	—	—	—	—
Roger George	—	—	(31,282)	—	440,367
_______________

(1)
All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the “2018 Summary Compensation Table.”

The Non-Qualified Deferred Compensation Plan allows an eligible employee to defer up to 90% of his or her annual salary and annual short-term incentive. All U.S. key management and highly-compensated employees who are selected for participation by the Committee are eligible to participate in this plan, which is intended to provide competitive retirement planning benefits to attract and retain eligible employees. Effective October 30, 2015, we established an irrevocable rabbi trust to hold participant account balances under the Non-Qualified Deferred Compensation Plan. Participants may direct the investment of their account balances in hypothetical investment options made available under the Plan. Accordingly, earnings and losses on the account balances are based upon the market return on the hypothetical investment alternatives selected by the participant. Each participant may elect whether to receive deferred amounts after separation from service or, if earlier, on January 1 of a specified year selected by the participant. Certain officers, however, must generally wait until six months after separation from service for distributions to begin. Upon the applicable payment date, payments will be made in the form of a lump sum or in annual installments over two to ten years as elected by the participant at the time their deferral election was submitted. All payments are made in cash. If a participant dies, distribution is made in a lump sum to the participant’s designated beneficiary or, if none, to the participant’s estate. Distributions due to unforeseeable emergency, as determined by the committee that administers the plan, are permitted but other unscheduled withdrawals are not allowed. In certain circumstances, including a qualifying change of control, the Committee may terminate the plan and pay out all benefits in a lump sum in accordance with plan provisions and section 409A of the Internal Revenue Code. See “Potential Payments Upon Termination or Change of Control” below.

49 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Potential Payments Upon Termination or Change of Control

This section describes the potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our NEOs.

Change of Control Severance Agreements. None of our NEOs have employment contracts and all of our NEOs are employed at will. We have entered into change of control severance agreements with Mr. Way in November 2015, Mr. Saligram in August 2016, Mr. Barta in November 2016, and Mr. George in December 2016. The agreements have an initial term of two years with an automatic annual extension unless 365 days (for Mr. Way) or 90 days (for Messrs. Saligram, Barta and George) prior notice is given by either party.

The agreements generally provide for a severance protection period that begins on the date of “change of control” of our Company and ends on the 18-month anniversary of that date. During the protected period, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason”, the agreements provide for the following severance benefits:

•
Two times (or, for Mr. Way, three times) his current annual base salary plus two times (or, for Mr. Way, three times) his target annual incentive bonus opportunity for that year plus (i) a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year and (ii) any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date; and

•
Two times (for Mr. Way) the total of the Company contributions that would have been credited to him under the Exterran 401(k) Plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

In addition, the executive would be entitled to:

•
Company-provided medical coverage for him and his eligible dependents for up to two years (for Mr. Way) or a cash payment equal to 18 months of employer premium payments (for Messrs. Saligram, Barta and George) following the termination date;

•
The accelerated vesting of all his unvested stock options, restricted stock, restricted stock units, performance units or other stock-based awards based in Exterran common stock, and all cash-based incentive awards; and

•
A Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of his payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the executive).

Each executive’s entitlement to the payments and benefits under his change of control severance agreement is also subject to his execution of a waiver and release for Exterran’s benefit. In addition, in the event an executive receives payments under his change of control agreement, such executive is subject to non-solicitation and non-competition restrictions for two years following a termination of his employment, and confidentiality provisions.

Non-Change of Control Severance Benefit Agreements. We entered into severance benefit agreements with Mr. Way in November 2015, Mr. Saligram in August 2016, Mr. Barta in November 2016, and Mr. George in December 2016. The terms and conditions of these severance benefit agreements are substantially similar. The agreements have an initial term of one year, with an automatic annual extension unless 365 days (for Mr. Way) or 90 days (for Messrs. Saligram, Barta and George) prior notice is given by either party.

Each severance benefit agreement provides that if the executive’s employment is terminated by the Company without “cause” or by the executive with “good reason” at any time during the agreement term, he would receive a lump sum payment in cash on the 60th day after the termination date equal to the sum of:

•	Annual base salary then in effect;

•	Target annual incentive bonus opportunity for the termination year;

•	A pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year; and

•	Any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date.

EXTERRAN CORPORATION 50

Compensation Discussion and Analysis

In addition, the executive would be entitled to, as of the termination date:

•
Accelerated vesting of all outstanding unvested equity, equity-based and cash-settled awards based in Exterran common stock that were scheduled to vest within 12 months following the termination date. If the achievement of the performance period goals for unearned performance-based units has not yet been measured as of the separation date, the achievement of such goals will be measured following the conclusion of the performance period and paid in accordance with the applicable award agreement (for Mr. Way), or will be measured at target (for Messrs. Saligram, Barta and George); and

•
Continued coverage under our medical benefit plans for him and his eligible dependents for up to one year subject to executive’s payment of the employee premium (for Mr. Way) or a cash payment equal to 18 months of employer premium payments (for Messrs. Saligram, Barta and George) following the termination date.

Each executive’s entitlement to the payments and benefits under his severance benefit agreement is subject to his execution of a waiver and release for Exterran’s benefit. In addition, all severance benefit agreements contain non-disparagement restrictions, and Messrs. Saligram, Barta and George’s severance benefit agreements also contain confidentiality, non-competition and non-solicitation or hire provisions.

Other Qualified Plans. Upon termination of employment with the Company, our NEOs are entitled to payment of their account balances in our Non-Qualified Deferred Compensation Plan in the form previously selected by the member in their payment election, subject to Section 409A of the Code. See “Non-Qualified Deferred Compensation Plan” on page 48.

Post-Employment Tables
The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our NEOs. The following tables generally do not include amounts payable pursuant to plans that are available generally to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. There would be no amounts payable or benefits due to enhancements solely in connection with (1) an involuntary termination for cause, (2) a voluntary termination not for cause (without “good reason”) or (3) a retirement. Accordingly, no amounts are shown for those scenarios. The actual amounts to be paid out in any scenario can only be determined at the time of such executive officer’s actual separation from Exterran.

The following assumptions apply to the tables:

•	For all scenarios, the trigger event is assumed to be December 31, 2018.

•
“Cash Severance Payment” includes only the cash payment based on base salary and bonus, as described under “Change of Control Severance Agreements.” All other amounts and adjustments mandated by the change of control severance agreements are shown in connection with the associated other benefits included in the tables.

•	Vested restricted shares are not included in these tables since they are already vested.

•
For all scenarios, the amounts for restricted shares that are unvested and accelerated are calculated by multiplying the number of unvested restricted shares by $17.70, which is the closing price of Exterran common stock on the NYSE on December 31, 2018.

•
The amounts included below for health coverage are the estimated COBRA premiums of the existing medical benefits to each eligible executive for the applicable time period specified in the executive’s change of control agreement.

Non-Qualified Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the table below because these amounts are disclosed earlier in the “Non-Qualified Deferred Compensation Plan” table on page 48.

51 2019 PROXY STATEMENT

Compensation Discussion and Analysis

Name		Voluntary Resignation (10)	Retirement (10)	Termination for Cause (10)	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)(3)	Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)(4)
Andrew J. Way	Cash Severance	—	—	—	—	2,722,500	—	6,270,000
	Stock Option(5)	—	—	—	—	—	—	—
	Restricted Stock(6)	—	—	—	4,338,217	2,733,606	—	4,338,217
	Performance-Based Awards(7)	—	—	—	1,578,433	789,216	—	1,578,433
	Other Benefits(8)	—	—	—	—	14,686	—	51,372
	Total Pre-Tax Benefit	—	—	—	5,916,650	6,260,008	—	12,238,022

Name		Voluntary Resignation (10)	Retirement (10)	Termination for Cause (10)	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)(3)	Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)(4)
Girish K. Saligram	Cash Severance	—	—	—	—	1,687,500	—	2,843,750
	Stock Option(5)	—	—	—	—	—	—	—
	Restricted Stock(6)	—	—	—	1,117,755	735,506	—	1,117,755
	Performance-Based Awards(7)	—	—	—	286,687	143,343	—	286,687
	Other Benefits(9)	—	—	—	—	22,032	—	22,032
	Total Pre-Tax Benefit	—	—	—	1,404,442	2,588,381	—	4,270,224

Name		Voluntary Resignation (10)	Retirement (10)	Termination for Cause (10)	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)(3)	Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)(4)
David A. Barta	Cash Severance	—	—	—	—	1,125,000	—	1,912,500
	Stock Option(5)	—	—	—	—	—	—	—
	Restricted Stock(6)	—	—	—	959,482	577,232	—	959,482
	Performance-Based Awards(7)	—	—	—	286,687	143,343	—	286,687
	Other Benefits(9)	—	—	—	—	16,088	—	16,088
	Total Pre-Tax Benefit	—	—	—	1,246,169	1,861,663	—	3,174,757

EXTERRAN CORPORATION 52

Compensation Discussion and Analysis

Name		Voluntary Resignation (10)	Retirement (10)	Termination for Cause (10)	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)(3)	Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)(4)
Roger George	Cash Severance	—	—	—	—	1,050,000	—	1,785,000
	Stock Option(5)	—	—	—	—	—	—	—
	Restricted Stock(6)	—	—	—	580,684	291,165	—	580,684
	Performance-Based Awards(7)	—	—	—	219,232	109,616	—	219,232
	Other Benefits(9)	—	—	—	—	25,019	—	25,019
	Total Pre-Tax Benefit	—	—	—	799,916	1,475,800	—	2,609,935
_______________

(1)	“Disability” is defined in our 2015 Plan for awards granted since November 3, 2015.

(2)	“Cause” and “Good Reason” are defined in the Severance Benefit and Change of Control Agreements.

(3)
If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2018, under his severance benefit agreement his cash severance would consist of (i) the sum of his base salary and his target annual incentive bonus (calculated as a percentage of his annual base salary for 2018), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2018).

(4)
If the executive had been subject to a change of control followed by a qualifying termination (as defined in his change of control agreement) on December 31, 2018, under his change of control agreement, his cash severance would consist of (i) two times (three times for Mr. Way) the sum of his base salary and his target annual incentive bonus (calculated as a percentage of his annual base salary for 2018), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2018).

(5)	No executives have stock options (vested or unvested) at this time.

(6)	Represents the value of the accelerated vesting of the executive’s unvested Exterran restricted stock, based on the December 31, 2018 market closing price.

(7)	Represents the value of the accelerated vesting of the executive’s unvested Exterran performance-based awards, based on the December 31, 2018 market closing price.

(8)
Represents each executive’s right to the payment, as applicable, of (i) continued coverage through COBRA benefit premiums under our medical benefit plans for him and his eligible dependents for up to one year in the event of a termination without Cause or voluntary resignation for Good Reason, or (ii) medical benefit premiums and Exterran contributions under the 401(k) Plan and deferred compensation plan, if any, for a two-year period in the event of a change of control followed by a Qualifying Termination.

(9)
Represents each executive’s right to an amount equal to eighteen (18) months of (i) premium payments for continuation coverage pursuant to Section 4980B of the Code for the executive and executive’s eligible dependents following the Separation Date minus (ii) the cost to the executive of premium payments for healthcare coverage for the executive and executive’s eligible dependents during the executive’s employment with the Company (calculated based on the executive’s elections as in effect on the Date of Termination).

(10)	No payments are made to executives under these agreements for voluntary resignations or retirements, terminations for cause or change of control without a termination.

53 2019 PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to Exterran’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

John P. Ryan, Chair
William M. Goodyear
James C. Gouin
Ieda Gomes Yell

EXTERRAN CORPORATION 54

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual compensation of our employees and the annual total compensation of our President and CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.

We have a global workforce, with employees in over 25 countries. Seventy-five percent of our employees are located outside of the United States. SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure.

In 2017, we identified our median employee using the following methodology:

•
We selected December 31, 2017 as the determination date. Our employee population as of December 31, 2017 was 4,365, which included all full-time and part-time employees and excluded contractors or persons employed through a third-party provider.

•
We chose “total cash compensation” (which included base salary or hourly wages plus cash bonuses and cash allowances) as our consistently-applied compensation measure. We believe the use of total cash compensation for all employees is a consistently-applied compensation measure because we do not widely distribute annual equity to employees. Approximately two percent of our employees receive annual equity awards.

•
We identified the median employee by examining the 2017 total cash compensation for all full-time and part-time employees, excluding our CEO, who were employed by us on December 31, 2017. We reviewed our global employee population for any significant increases, decreases, acquisitions or divestitures to ensure that our 2017 approach was still accurate.

•
The median employee originally identified in 2017 using the methodology described above was a non-U.S. hourly worker. The originally-identified median employee was placed on an unpaid leave of absence in the third quarter of 2018 and was on unpaid status for several months. As permitted by SEC rules, we identified a substitute median employee located in a similar role in a non-U.S. country as the originally identified median employee whose 2017 (prior year) compensation was substantially identical to that of the original median employee. In determining that the methodology used to identify the original and substitute median employee for purposes of the CEO pay ratio calculation and related disclosure was still appropriate, we considered the minimal changes to our global employee population and compensation programs during 2018, as well as the absence of a material change in the substitute employee’s job description or compensation during 2018.

To calculate the CEO pay ratio for 2018, we identified and calculated the elements of the median employee’s compensation using the same methodology reflected in the “2018 Summary Compensation Table,” resulting in annual total compensation for our median employee of $32,550. Mr. Way’s 2018 annual total compensation as reflected in the “2018 Summary Compensation Table” included in this Proxy Statement was $5,756,000. Based on this information, for 2018 the ratio of the annual total compensation of Mr. Way, our CEO, to the median of the annual total compensation of all employees was 177 to 1.

55 2019 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of our Company and our shareholders. Therefore, our Audit Committee has adopted a written policy on related party transactions to provide guidance and set standards for the approval and reporting of transactions between us and individuals with a direct or indirect affiliation with us and to ensure that those transactions are in our best interest. Any proposed related party transaction must be submitted to the Audit Committee for approval prior to entering into the transaction. Additionally, our policy requires that our subsidiaries report all related party transactions to our SEC Reporting & Technical Accounting Department on a quarterly basis. In the event an executive officer becomes aware of any pending or ongoing related party transaction that has not been previously approved or ratified, the transaction must be promptly submitted to the Audit Committee or its Chair for ratification, amendment or termination of the related party transaction. If a related party transaction is ongoing, the Audit Committee may establish guidelines for management and will annually assess the relationship with such related party.

In reviewing a proposed or ongoing related party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related party transaction:

•	whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party

•	whether there are any compelling business reasons for the Company to enter into the transaction

•	whether the transaction would impair the independence of an otherwise independent director

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account, among other factors the Audit Committee deems relevant, the size of the transaction, the overall financial position of the director, executive officer or other related party, that person’s interest in the transaction and the ongoing nature of any proposed relationship

There were no related party transactions during 2018 that are required to be reported in this Proxy Statement.

EXTERRAN CORPORATION 56

COMPENSATION RELATED PROPOSAL

PROPOSAL 2 - Advisory Vote to Approve Named Executive Officer Compensation

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. We are committed to requesting this advisory say-on-pay vote annually to gain our shareholders’ input regarding our compensation programs.

Because the vote on this proposal is advisory in nature, the outcome will not be binding on the Company, the Board or the Compensation Committee, and will not affect compensation already paid or awarded. However, the Board and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future compensation programs for our NEOs.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation principles and programs are designed to attract, motivate and retain individuals with the level of expertise and experience needed to help achieve the business objectives intended to drive both short- and long-term success and shareholder value. The compensation paid to our NEOs reflects our commitment to pay-for-performance. A significant percentage of our NEOs’ compensation is delivered in the form of long-term incentive awards that incentivize management to achieve results to the mutual benefit of shareholders, management and the Company. Moreover, a significant portion of our NEOs’ cash compensation is paid in the form of performance-based awards that are paid based on the achievement of pre-defined performance measures.

In addition, the Company recognizes that a strong governance framework is essential to an effective executive compensation program. This framework and executive compensation philosophy are established by an independent Compensation Committee that is advised by an independent compensation consultant. We believe the information provided in this Proxy Statement, including the Compensation Discussion and Analysis section, demonstrates that our executive compensation programs have been designed appropriately and work effectively to align management’s interests with the interests of shareholders. Accordingly, the Board of Directors requests that you approve our executive compensation programs and philosophy by approving the advisory resolution.

Your Board unanimously recommends that shareholders vote “FOR” the following resolution approving the Company’s Named Executive Officer Compensation:

“RESOLVED, that the shareholders of Exterran Corporation approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2018 as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and any related tables and information in this Proxy Statement.”

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

57 2019 PROXY STATEMENT

AUDIT MATTERS

PROPOSAL 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of the Company has sole authority to select, evaluate, compensate, oversee, and replace the independent auditor. In 2018, as part of the Company’s focus on scalability and productivity, the Audit Committee undertook a detailed process to review independent registered public accounting firms in order to select a firm which was the best fit for the Company. As a result of this process and following careful deliberation, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm and engaged PricewaterhouseCoopers LLP (“PwC”) to serve in this role, effective as of February 28, 2019. We expect that a representative of each of PwC and Deloitte will attend the Annual Meeting. Each representative will have an opportunity to make a statement if he or she so chooses and will also be available to respond to questions from shareholders. For additional information about our change in independent registered public accounting firms, see Appendix B.
The Selection Process

The Audit Committee conducted a competitive request for proposal process to select the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. The Audit Committee invited several independent registered public accounting firms to participate in this process. The Audit Committee evaluated the proposals of these firms and considered several factors, including audit quality; global footprint; cultural fit and energy sector expertise; technology; benefits of tenure versus fresh perspective; potential transition risk; auditor independence; and appropriateness of fees relative to audit quality and efficiency.
The Selection Process Outcome

Following review of proposals, the Audit Committee selected, and the Board approved, PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. The Audit Committee and the Board consider the selection of PwC to be in the best interests of the Company and its shareholders. Although shareholder approval is not required for appointment of our independent registered public accounting firm, we are requesting ratification because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

The Board of Directors recommend that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Exterran and its subsidiaries for 2019.

Ratification of Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee retained Deloitte & Touche LLP (“Deloitte”) to audit the Company’s consolidated financial statements and the effectiveness of internal controls as of and for the year ended December 31, 2018. As part of its engagement, representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee in 2018. For additional information concerning the Audit Committee and its activities with Deloitte, see “Audit Committee Report” contained in this Proxy Statement and “Audit Committee Guidelines for Pre-Approval of Independent Auditor Services” following this proposal description.

EXTERRAN CORPORATION 58

Audit Matters

The following table presents applicable fees for professional services rendered by Deloitte and its member firms and respective affiliates on our behalf during calendar years 2018 and 2017 (in thousands).

Types of Fees	2018	2017
Audit fees(1)	$4,385	$3,556
Audit-related fees	—	—
Tax fees(2)	39	21
Other(3)	3	—
Total fees	$4,427	$3,577
_______________

(1)
Audit fees include fees billed by our independent registered public accounting firm related to audits and reviews of financial statements we are required to file with the SEC, audits of internal control over financial reporting, statutory audits of certain of our subsidiaries’ financial statements as required under local regulations, and other services including issuance of comfort letters and assistance with and review of documents filed with the SEC.

(2)	Tax fees include fees billed by our independent registered public accounting firm primarily related to tax compliance and consulting services.

(3)	Other fees include fees billed by our independent registered public accounting firm related to training.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by (i) the SEC to implement the Sarbanes-Oxley Act of 2002 and (ii) the American Institute of Certified Public Accountants.

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, and will not engage any other independent registered public accounting firm to render audit services, unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The independent auditor provides annually an engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services). For other permissible services not included in the engagement letter, Exterran management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval.

In situations where a matter cannot wait until the next regularly scheduled Audit Committee meeting, the chair of the Audit Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services. Further, the Audit Committee has delegated authority to the Company’s Chief Financial Officer and Chief Accounting Officer to approve certain audit and non-audit services aggregating less than $200,000 each quarter, subject to review and ratification by the Audit Committee at its next regularly scheduled meeting. Approval of services and related fees by the Audit Committee chair is reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent registered public accounting firm in 2018 were approved by our Audit Committee, in accordance with these policies.

59 2019 PROXY STATEMENT

Audit Matters

Audit Committee Report

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Exterran Corporation’s (“Exterran”) financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on Exterran’s website at http://www.exterran.com.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and management’s assessment and report on internal controls over financial reporting for the year ended December 31, 2018 with management and Deloitte & Touche LLP (“Deloitte”), Exterran’s independent registered public accounting firm for fiscal year 2018. Exterran published this report in its Annual Report on Form 10-K for the year ended December 31, 2018, which it filed with the SEC on February 27, 2019. Management is responsible for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. Deloitte is responsible for performing an independent audit of Exterran’s consolidated financial statements and the effectiveness of internal control and financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing reports thereon. The Audit Committee monitors these processes.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Exterran’s independent auditors. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

In this context, the Audit Committee discussed with Exterran’s internal auditors and Deloitte the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of Exterran’s internal controls, and the overall quality of Exterran’s financial reporting. Management represented to the Audit Committee that Exterran’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the financial statements with management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees), as currently in effect.

In addition, the Audit Committee discussed with Deloitte its independence, considered the compatibility of non-audit services with the auditors’ independence and received the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect.

Based on the reviews and discussions referred to above, the Audit Committee recommended to Exterran’s Board of Directors, and the Board has concurred, that (i) the audited consolidated financial statements be included in Exterran’s Annual Report on Form 10-K for the twelve months ended December 31, 2018, for filing with the Securities and Exchange Commission; and (ii) Deloitte meets the requirements for independence.

The Audit Committee of the Board of Directors

William M. Goodyear, Chair
James C. Gouin
John P. Ryan
Christopher T. Seaver

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing of Exterran, except to the extent that Exterran specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXTERRAN CORPORATION 60

EXTERRAN SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table provides information about beneficial owners, known by us as of February 28, 2019, of 5% or more of our outstanding common stock (the “5% Shareholders”). Unless otherwise noted in the footnotes to the table, the 5% Shareholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,000,578	(2)	13.8%
Chai Trust Company, LLC 2 North Riverside Plaza, Suite 600 Chicago, Illinois 60606	4,631,691	(3)	12.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,303,561	(4)	9.1%
Dimensional Fund Advisors, L.P. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	3,042,621	(5)	8.4%
Magnetar Financial 1603 Orrington Avenue, 13th Floor Evanston, Illinois 60201	1,978,827	(6)	5.5%
_______________

(1)	Reflects shares of common stock beneficially owned as a percentage of 36,141,982 shares of common stock outstanding as of February 28, 2019.

(2)	Based solely on a review of the Schedule 13G filed by BlackRock, Inc. on January 28, 2019. BlackRock, Inc. has sole voting or dispositive power over 5,000,578 shares.

(3)
Based solely on a review of the Schedule 13D filed by Chai Trust Company LLC (“Chai Trust”) and certain other related reporting persons on December 17, 2018. Chai Trust is the non-member manager of EGI-Fund (05-07) Investors, L.L.C., a Delaware limited liability company (“Fund 05-07”), EGI-Fund (08-10) Investors, L.L.C., a Delaware limited liability company (“Fund 08-10”) and EGI-Fund (11-13) Investors, L.L.C., a Delaware limited liability company (“Fund 11-13”),  and the managing member of EGI-Fund B, L.L.C., a Delaware limited liability company (“Fund B”); and EGI-Fund C, L.L.C., a Delaware limited liability company (“Fund C”).  In such capacity, Chai Trust may be deemed to beneficially own the shares of Common Stock held directly by Fund 05-07, Fund 08-10, Fund 11-13, Fund B and Fund C. The shares of common stock beneficially owned by Chai Trust include 1,849,806 shares of common stock held by Fund B, 1,093,249 shares of common stock held by Fund C, 447,567 shares of common stock held by Fund (05-07), 332,327 shares of common stock held by Fund (08-10), and 908,742 shares of common stock held by Fund (11-13).

(4)
Based solely on a review of the Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) on February 11, 2019. Vanguard Fiduciary Trust Company (“VFTC”) a wholly-owned subsidiary of Vanguard is the beneficial owner of 28,263 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”) a wholly-owned subsidiary of Vanguard is the beneficial owner of 12,855 shares as a result of serving as investment manager of Australian investment offerings. Vanguard has sole dispositive power over 3,266,438 shares and shared dispositive power with VFTC and VIA over 37,123 shares.

(5)
    Based solely on a review of the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2019. Dimensional provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries may act as an advisor or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the 3,042,621 shares owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(6)
Based on a review of the Schedule 13G filed on February 14, 2019 by MTP Energy Fund Ltd. and Magnetar Systematic Multi-Strategy Master Fund Ltd, both Cayman Islands exempted companies (the “Magnetar Funds”).  Magnetar Financial serves as the sole member of MTP Energy Management, a Delaware limited liability company.  MTP Energy Management is a relying adviser of Magnetar Financial, and serves as the investment manager to MTP Energy Fund Ltd.  Magnetar Financial serves as the investment manager to Magnetar Systematic Multi-Strategy Master Funds Ltd.  In such capacity, MTP Energy Management exercises voting and investment power over the common shares held for the account of MTP Energy Fund Ltd and Magnetar Financial exercises voting and investment power over the common shares held for the account of Magnetar Systematic Multi-Strategy Master Fund Ltd.  Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Mr. Litowitz.

EXTERRAN CORPORATION 61

Exterran Share Ownership

Security Ownership of Management

The following table provides information, as of February 28, 2019, regarding the beneficial ownership of our common stock by each of our directors and director nominees, each of our 2018 NEOs (as identified beginning on page 24 of this Proxy Statement), and all of our current directors, director nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for each executive officer and director listed below is c/o Exterran Corporation, 4444 Brittmoore Rd, Houston, Texas 77041.

Name of Beneficial Owner	Shares Owned Directly	Restricted Stock(1)	Right to Acquire Stock(2)	Indirect Ownership	Total Ownership	Percent of Class
Non-Employee Directors
William M. Goodyear	37,261	—	—	—	37,261	*
James C. Gouin(4)	15,692	—	—	—	15,692	*
John P. Ryan(4)	32,555	—	—	—	32,555	*
Christopher T. Seaver	55,821	—	—	—	55,821	*
Hatem Soliman	—	—	—	—	—	*
Mark R. Sotir(3)	37,518	—	—	—	37,518	*
Ieda Gomes Yell(4)	24,634	—	—	—	24,634	*
Named Executive Officers
Andrew J. Way	221,146	245,097	—	—	466,243	1.3%
Girish K. Saligram	27,210	63,150	—	—	90,360	*
David A. Barta	29,979	54,208	—	—	84,187	*
Roger George	12,307	32,807	—	—	45,114	*
All directors and executive officers as a group (11 persons)						2.5%
_______________
*    Less than 1.0%

(1)
Includes unvested restricted stock awards which generally vest ratably on each anniversary date of grant over a three-year period from the original date of grant. Officers have voting power and, once vested, dispositive power.

(2)	Includes shares that can be acquired immediately or within 60 days of March 1, 2019 through the exercise of stock options.

(3)
Mr. Sotir is Co-President of Equity Group Investments, a division of Chai Trust. Chai Trust is the beneficial owner of approximately 4,631,691 million shares of our common stock as of December 17, 2018; however, Mr. Sotir disclaims beneficial ownership of such shares.

(4)	Includes phantom units granted under the Amended and Restated Directors’ Stock and Deferral Plan to Mr. Ryan, Mr. Gouin and Ms. Gomes Yell.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of our common stock. Based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us, we have concluded that no Reporting Persons were delinquent in 2018 with respect to their reporting obligations, as set forth in Section 16(a) of the Exchange Act.

EXTERRAN CORPORATION 62

ADDITIONAL INFORMATION

2020 Annual Meeting of Shareholders

Any shareholder proposal that is intended for inclusion in our Proxy Statement for our 2020 annual meeting of shareholders must be received by our Corporate Secretary no later than November 15, 2019.

Our Bylaws establish an advance notice procedure for shareholder proposals or director nominations to be brought before an annual meeting but not included in our Proxy Statement. Under these Bylaw provisions, we must receive written notice of a shareholder proposal or director nomination to be brought before the 2020 annual meeting of shareholders on or after November 15, 2019 and no later than December 16, 2019 for that proposal or nomination to be considered timely. Shareholder proposals and director nominations brought under these Bylaw provisions must include the information required under our Bylaws, including the following:

•
a description of the material terms of certain derivative instruments to which the shareholder or the beneficial owner, if any, on whose behalf the nomination or proposal is being made is a party, a description of the material terms of any proportionate interest in our shares or derivative instruments held by a general or limited partnership in which such person is a general partner or beneficially owns an interest in a general partner, and a description of the material terms of any performance-related fees to which such person is entitled based on any increase or decrease in the value of our shares or derivative instruments; and

•
with respect to a nomination of a director, a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among the proponent of the nomination and his or her affiliates, on the one hand, and each proposed nominee and his or her affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the proposing person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

A shareholder submitting a proposal or director nomination under our Bylaw provisions must also, among other things:

•	include the name, address, age and occupation of the shareholder, and the number of our shares that are, directly or indirectly, owned beneficially and of record by the shareholder;

•
state whether the shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of voting shares to carry the proposal or to elect the nominee or nominees, as applicable;

•	be a shareholder of record as of the time of giving the notice and at the time of the meeting at which the proposal or nomination will be considered and include a representation to that effect; and

•	update and supplement the required information 10 business days prior to the date of the meeting.

Our Bylaw requirements are in addition to the SEC’s requirements with which a shareholder must comply to have a shareholder proposal included in our Proxy Statement. Shareholder may obtain a copy of our Bylaws by making a written request to our Corporate Secretary. Any shareholder-recommended director nominee will be evaluated in the context of our director qualification standards and the existing size and composition of the Board.

Shareholder proposals and nominations of directors must be delivered to our principal executive office at 4444 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary.

63 2019 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

When and where will the Annual Meeting be held?

We will hold our 2019 Annual Shareholders Meeting jointly at two locations on Thursday, April 25, 2019, at 9:00 a.m. Central Daylight Time at Baker & McKenzie LLP, Bank of America Center, 700 Louisiana, Suite 3000, Houston, Texas USA and at 11:00 a.m. Argentina Standard Time at Baker & McKenzie LLP, Cecilia Grierson 255, 6th Floor, Buenos Aires, Argentina. We are holding a live annual meeting simultaneously in two locations by tele-video conferencing in order to allow our international shareholders to attend in person.

Who may vote?

You may vote if you were a holder of record of Exterran common stock as of the close of business on February 28, 2019, the record date for the Annual Meeting. Each share of common stock is entitled to one vote. As of the record date, there were 36,141,982 shares of Exterran common stock outstanding and entitled to vote.

What am I voting on and how does the Board recommend that I vote?

Proposal No.	Description of Proposal	Page No. Where You Can Find More Information Regarding the Proposal	Board Recommendation
1	Election of eight directors to serve for a term expiring at the next annual meeting of shareholders	6	FOR each director nominee
2	Advisory vote to approve named executive officer compensation	56	FOR
3	Ratification of independent registered public accounting firm	57	FOR

In addition, shareholders will be asked to consider at the Annual Meeting such other business as may properly come before the meeting or any adjournment thereof. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.

How do I vote?

You may vote by any of the following methods:

Meeting. In person at the Annual Meeting at either of the two locations where the Annual Meeting is being held. If you hold your shares through a broker or other intermediary, you will need proof of your stockholdings to attend the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

Internet. By Internet at http://www.proxyvote.com. You will need the 12-digit Control Number included on the Notice or on your proxy card. Online procedures are designed to ensure the authenticity and correctness of your proxy vote instructions.

Telephone. If you received a proxy card by mail, by dialing (via touch-tone telephone) the toll-free phone number on your proxy card under “Vote by Phone” and following the instructions.

Mail. If you received a proxy card by mail, by completing, signing and dating your proxy card or voting instruction form and returning it promptly in the envelope provided.

To be counted, votes by Internet, telephone or mail must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2019.

64 2019 PROXY STATEMENT

Frequently Asked Questions

Can I change my vote?

Yes. You may change your vote or revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:

•	voting again by telephone or Internet;

•	sending us a signed and dated proxy card dated later than your last vote;

•	notifying the Corporate Secretary of Exterran in writing (in the case of a revocation); or

•	voting in person at the Annual Meeting at either of the two locations where the Annual Meeting is being held.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the Annual Meeting. Under our Bylaws and under Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied.

What is a broker non-vote?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the NYSE, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on any of the proposals other than Proposal 3 (ratification of independent registered public accounting firm), you will need to communicate your voting decisions to your bank, broker or other holder of record before April 24, 2019.

What impact do broker non-votes and abstentions have on matters to be considered at the meeting?

Abstentions and broker non-votes will not have any effect on the vote for any of the proposals but will count towards establishment of a quorum.

Who pays for the proxy solicitation related to the Annual Meeting?

We will pay the cost of soliciting proxies. In addition to sending you these proxy materials or otherwise providing you access to these proxy materials, some of our officers, as well as management and non-management employees, may contact our shareholders by telephone, email, facsimile or in person. None of these officers or employees will receive additional compensation for any such solicitation. We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.

How can I view the stockholder list?

A complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 4444 Brittmoore Road, Houston, Texas 77041 and at our offices located at Exterran Argentina S.r.l., Talcahuano 833 Piso 11 “A,” CP 1016, CABA - Argentina.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote and will have a representative to act as the independent inspector of elections for the Annual Meeting.

65 2019 PROXY STATEMENT

Frequently Asked Questions

What if I want a copy of the Company’s 2018 Annual Report on Form 10-K?

We will provide to any shareholder or potential investor, without charge, upon written or oral request, by first class mail or other equally prompt means, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018. Please direct any such requests to the attention of Investor Relations, Exterran Corporation, 4444 Brittmoore Rd., Houston, Texas 77041, or by email to investor.relations@exterran.com or by telephone at (281) 836-7000. This document is also available at the SEC’s website, which can be found at www.sec.gov.

What if I share my residence with another shareholder, how many copies of the Notice of Internet Availability of Proxy Materials or of the printed proxy materials will I receive?

In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” reduces the volume of duplicate information received at your household and helps us reduce costs.

Each shareholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card. We will deliver promptly, upon written request, a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our Transfer Agent at the following address: American Stock Transfer, Shareholder Services Department, 6201 15th Avenue, Brooklyn, New York, 11219, or you may call (800) 937-5449 or email info@ASTfinancial.com. If you are a shareholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting our Transfer Agent at the address, telephone number and email address provided above. We will begin sending separate copies of shareholder communications to you within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of shareholder communications directly to the shareholder at his or her new address. You may notify us of a change of address by contacting our Transfer Agent at the address, telephone number and email address provided above.

EXTERRAN CORPORATION 66

Appendix A

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

The following are non-GAAP performance measures for the Company’s 2018 incentive programs:
EBITDA, As Adjusted is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items.
EBITDA Percentage Rate is defined as EBITDA, As Adjusted divided by revenue.
Operating Cash Flow is defined as cash generated by operating activities measured as a change in net debt excluding investing and financing cost. Adjustments for unusual or non-recurring items may be made by the Compensation Committee at its discretion in its year end evaluation.
We believe EBITDA, As Adjusted, EBITDA Percentage Rate and Operating Cash Flow are important measures of operating performance because it allows management, investors and others to evaluate and compare our core operating results. Management uses EBITDA, As Adjusted, EBITDA Percentage Rate and Operating Cash Flow as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. The Compensation Committee uses EBITDA, As Adjusted, EBITDA Percentage Rate and Operating Cash Flow in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs. Our EBITDA, As Adjusted, EBITDA Percentage Rate and Operating Cash Flow may not be comparable to a similarly titled measure of another company because other entities may not calculate these in the same manner.

The following tables reconcile EBITDA, As Adjusted to net income and Operating Cash Flow to net cash provided by operating activities. Net income and net cash provided by operating activities are the most directly comparable financial measures calculated and presented in accordance with GAAP.

The following table reconciles our net income to EBITDA, As Adjusted (in thousands):

	Years Ended December 31,
	2018	2017
Net income	$24,854	$33,880
Income from discontinued operations, net of tax	(24,462)	(39,736)
Depreciation and amortization	123,922	107,824
Long-lived asset impairment	3,858	5,700
Restatement related charges (recoveries), net	(276)	3,419
Restructuring and other charges	1,997	3,189
Interest expense	29,217	34,826
(Gain) loss on currency exchange rate remeasurement of intercompany balances	5,241	(516)
Loss on sale of businesses	1,714	111
Penalties from Brazilian tax programs	—	1,763
Provision for income taxes	39,433	22,695
EBITDA, As Adjusted	$205,498	$173,155
Total Revenues	$1,360,856	$1,215,294
EBITDA Percentage Rate	15.1%	14.2%

67 2019 PROXY STATEMENT

The following table reconciles our net cash provided by operating activities to Operating Cash Flow (in millions):

Year Ended December 31, 2018
Net cash provided by operating activities	$157
Customer reimbursement of growth capital expenditures	(37)
Non-growth capital expenditures	(29)
Proceeds from sale of property, plant and equipment	3
Proceeds from sale of businesses	5
Proceeds from stock options exercised	1
Purchases of treasury stock	(5)
Annual charge proceeds received from the sale of our Venezuelan subsidiary previously nationalized assets	(3)
Payments for restructuring and other charges	2
Other	(1)
Operating Cash Flow	$93

EXTERRAN CORPORATION 68

APPENDIX B

Additional Information Regarding Change of Independent Registered Public Accounting Firms

As reported on the Company’s Current Report on Form 8-K dated March 5, 2019 (“Auditor Current Report”), effective February 28, 2019, the Audit Committee dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm and engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
During the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through February 28, 2019, there were (i) no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the Company’s consolidated financial statements and effectiveness of internal control over financial reporting for such years, and (ii) except with respect to the material weakness in internal control over financial reporting described below, no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The audit reports of D&T on the Company’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of D&T on the effectiveness of internal control over financial reporting as of December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
As previously disclosed in the Company’s quarterly reports for the quarters ended March 31, 2017, June 30, 2017, September 30, 2017 and other filings, in connection with the restatement of the Company’s consolidated and combined financial statements in the Company’s Form 10-K/A for the year ended December 31, 2015 filed on January 4, 2017, the Company’s management identified material weaknesses resulting from control deficiencies in the (i) control environment, risk assessment, control activities, information and communication and monitoring related to practices in Exterran’s Belleli EPC business, (ii) controls or procedures over accurate recording, presentation and disclosure of revenue and related costs in the application of percentage-of-completion accounting principles to engineering, procurement and construction projects by Belleli EPC (including deficiencies in the control environment relating to risk assessment, control activities, information and communication and monitoring controls) and (iii) controls and procedures around the existence and recovery of Brazilian non-income-based tax receivables (including deficiencies in the control environment and monitoring controls). Upon identifying the material weaknesses, the Company’s management took remedial action, and these material weaknesses were fully remediated during the year ended December 31, 2017. The Audit Committee has discussed the prior material weakness with D&T and PwC, and the Company has authorized D&T to respond fully to any inquiries, including the material weaknesses discussed above, made by PwC.
During years ended December 31, 2018 and 2017, and the subsequent interim period through February 28, 2019, neither the Company, nor anyone on its behalf, consulted with PwC regarding either (i) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, including the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in instruction 4 to Item 304 of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

EXTERRAN CORPORATION 69

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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EXTERRAN CORPORATION 4444 BRITTMOORE ROAD HOUSTON, TX 77041
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E60628-P17817	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXTERRAN CORPORATION

The Board of Directors recommends you to vote FOR the election of the following eight director nominees:					The Board of Directors recommends you vote FOR proposals 2, 3 and 4:
1. Election of Directors:		For	Against	Abstain			For	Against	Abstain

1a.	William M. Goodyear	☐	☐	☐	2.	Advisory, non-binding vote, to approve the compensation provided to Exterran Corporation's named executive officers.	☐	☐	☐

1b.	James C. Gouin	☐	☐	☐

1c.	John P. Ryan	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Exterran Corporation's independent registered public accounting firm for fiscal year 2019.	☐	☐	☐

1d.	Christopher T. Seaver	☐	☐	☐

1e.	Hatem Soliman	☐	☐	☐	4.	Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

1f.	Mark R. Sotir	☐	☐	☐

1g.	Andrew J. Way	☐	☐	☐

1h.	Ieda Gomes Yell	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E60628-P17817

EXTERRAN CORPORATION Annual Meeting of Shareholders April 25, 2019 9:00 AM CDT and 11:00 AM AST This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew J. Way, William M. Goodyear, Valerie L. Banner, and Julia A. Brown, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EXTERRAN CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held jointly by tele-video conferencing on April 25, 2019, at 9:00 AM CDT at the offices of Baker McKenzie LLP, Bank of America Center, 700 Louisiana Street, Suite 3000, Houston, Texas, USA and at 11:00 AM AST at Baker McKenzie LLP, Cecilia Grierson 255, 6th Floor, Buenos Aires, Argentina, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side